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                                CREDIT AGREEMENT

                                     BETWEEN

                          MIDDLE BAY OIL COMPANY, INC.

                                       AND

                           ENEX RESOURCES CORPORATION

                                   AS BORROWER

                                       AND

                       COMPASS BANK, AS AGENT AND A LENDER

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION,
                                   AS A LENDER

                                       AND

                       THE OTHER LENDERS SIGNATORY HERETO

                                 MARCH 27, 1998

                      ------------------------------------

             REDUCING REVOLVING LINE OF CREDIT OF UP TO $100,000,000


                      ------------------------------------



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



                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I  DEFINITIONS AND INTERPRETATION
           1.1          Terms Defined Above.........................................................................1
           1.2          Additional Defined Terms....................................................................1
           1.3          Undefined Financial Accounting Terms.......................................................15
           1.4          References.................................................................................15
           1.5          Articles and Sections......................................................................15
           1.6          Number and Gender..........................................................................15
           1.7          Incorporation of Schedules and Exhibits....................................................15

ARTICLE II TERMS OF FACILITY
           2.1          Revolving Line of Credit...................................................................16
           2.2          Letter of Credit Facility..................................................................17
           2.3          Use of Loan Proceeds and Letters of Credit.  ..............................................18
           2.4          Interest...................................................................................19
           2.5          Repayment of Loans and Interest............................................................19
           2.6          Outstanding Amounts........................................................................19
           2.7          Time, Place, and Method of Payments........................................................20
           2.8          Pro Rata Treatment; Adjustments............................................................20
           2.9          Borrowing Base Determinations..............................................................21
           2.10         Mandatory Prepayments......................................................................22
           2.11         Voluntary Prepayments and Conversions of Loans.............................................22
           2.12         Commitment Fee.............................................................................22
           2.13         Facility Fee...............................................................................23
           2.14         Engineering Fee............................................................................23
           2.15         Letter of Credit Fee.......................................................................23
           2.16         Agency Fee.................................................................................24
           2.17         Loans to Satisfy Obligations of Borrower...................................................24
           2.18         Security Interest in Accounts; Right of Offset.............................................24
           2.19         General Provisions Relating to Interest....................................................24
           2.20         Yield Protection...........................................................................25
           2.21         Limitation on Types of Loans...............................................................27
           2.22         Illegality.................................................................................27
           2.23         Regulatory Change..........................................................................28
           2.24         Limitations on Interest Periods............................................................28
           2.25         Letters in Lieu of Transfer Orders.........................................................28
           2.26         Power of Attorney..........................................................................28

ARTICLE III CONDITIONS
            3.1          Receipt of Loan Documents and Other Items..................................................29
            3.2          Each Loan..................................................................................32
            3.3          Each Letter of Credit......................................................................33

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
            4.1          Due Authorization..........................................................................33
            4.2          Corporate Existence........................................................................34
            4.3          Valid and Binding Obligations..............................................................34
            4.4          Security Instruments.......................................................................34
            4.5          Title to Assets............................................................................34
            4.6          Scope and Accuracy of Financial Statements.................................................34
            4.7          No Material Misstatements..................................................................34
            4.8          Liabilities, Litigation, and Restrictions..................................................34
            4.9          Compliance with Laws.......................................................................35
            4.10         ERISA......................................................................................35
            4.11         Environmental Laws.........................................................................35
            4.12         Compliance with Federal Reserve Regulations................................................35
            4.13         Investment Company Act Compliance..........................................................35
            4.14         Public Utility Holding Company Act Compliance..............................................36
            4.15         Proper Filing of Tax Returns; Payment of Taxes Due.........................................36
            4.16         Refunds....................................................................................36
            4.17         Gas Contracts..............................................................................36
            4.18         Intellectual Property......................................................................36
            4.19         Casualties or Taking of Property...........................................................36
            4.20         Locations of Borrower......................................................................37
            4.21         Subsidiaries...............................................................................37

ARTICLE V   AFFIRMATIVE COVENANTS
            5.1          Maintenance and Access to Records..........................................................37
            5.2          Quarterly Financial Statements; Compliance Certificates....................................37
            5.3          Annual Financial Statements................................................................38
            5.4          Oil and Gas Reserve Reports................................................................38
            5.5          Title Opinions; Title Defects..............................................................38
            5.6          Notices of Certain Events..................................................................39
            5.7          Letters in Lieu of Transfer Orders; Division Orders........................................40
            5.8          Additional Information.....................................................................40
            5.9          Compliance with Laws.......................................................................40
            5.10         Payment of Assessments and Charges.........................................................40
            5.11         Maintenance of Corporate Existence and Good Standing.......................................40
            5.12         Payment of Notes; Performance of Obligations...............................................40
            5.13         Further Assurances.........................................................................41
            5.14         Initial Fees and Expenses of Counsel to Agent..............................................41
            5.15         Subsequent Fees and Expenses of Agent and Lenders..........................................41

           5.16         Operation of Oil and Gas Properties........................................................41
           5.17         Maintenance and Inspection of Properties...................................................42
           5.18         Maintenance of Insurance...................................................................42
           5.19         INDEMNIFICATION............................................................................42
           5.20         Operating Accounts.........................................................................43

ARTICLE VI NEGATIVE COVENANTS
           6.1          Indebtedness...............................................................................44
           6.2          Contingent Obligations.....................................................................44
           6.3          Liens......................................................................................44
           6.4          Sales of Assets............................................................................44
           6.5          Leasebacks.................................................................................45
           6.6          Loans or Advances..........................................................................45
           6.7          Investments................................................................................45
           6.8          Dividends and Distributions................................................................46
           6.9          Changes in Corporate Structure.............................................................46
           6.10         Transactions with Affiliates...............................................................46
           6.11         Lines of Business..........................................................................46
           6.12         Plan Obligations...........................................................................46
           6.13         New Subsidiaries...........................................................................46
           6.14         Cash Flow Coverage.........................................................................46
           6.15         Current Ratio..............................................................................46
           6.16         Change of Fiscal Year......................................................................46

ARTICLE VII             EVENTS OF DEFAULT
           7.1          Enumeration of Events of Default...........................................................46
           7.2          Remedies...................................................................................48

ARTICLE VIII            THE AGENT
           8.1          Appointment................................................................................49
           8.2          Waivers, Amendments........................................................................49
           8.3          Delegation of Duties.......................................................................50
           8.4          Exculpatory Provisions.....................................................................50
           8.5          Reliance by Agent..........................................................................50
           8.6          Notice of Default..........................................................................51
           8.7          Non-Reliance on Agent and Other Lenders....................................................51
           8.8          Indemnification............................................................................52
           8.9          Restitution................................................................................52
           8.10         Agent in Its Individual Capacity...........................................................53
           8.11         Successor Agent............................................................................53
           8.12         Applicable Parties.........................................................................53


ARTICLE IX MISCELLANEOUS
           9.1          Assignments; Participations................................................................54
           9.2          Survival of Representations, Warranties, and Covenants.....................................55
           9.3          Notices and Other Communications...........................................................55
           9.4          Parties in Interest........................................................................56
           9.5          Rights of Third Parties....................................................................56
           9.6          Renewals; Extensions.......................................................................57
           9.7          No Waiver; Rights Cumulative...............................................................57
           9.8          Survival Upon Unenforceability.............................................................57
           9.9          Amendments; Waivers........................................................................57
           9.10         Controlling Agreement......................................................................57
           9.11         Disposition of Collateral..................................................................57
           9.12         GOVERNING LAW..............................................................................58
           9.13         JURISDICTION AND VENUE.....................................................................58
           9.14         ENTIRE AGREEMENT...........................................................................58
           9.15         Counterparts...............................................................................58


LIST OF SCHEDULES

Schedule 4.8            -    Liabilities and Litigation
Schedule 4.12           -    Environmental Matters
Schedule 4.16           -    Refunds
Schedule 4.17           -    Gas Contracts
Schedule 4.19           -    Casualties
Schedule 4.21           -    Subsidiaries


LIST OF EXHIBITS

Exhibit I               -    Form of Notes
Exhibit II              -    Form of Borrowing Request
Exhibit III             -    Form of Compliance Certificate
Exhibit IV              -    Form of Borrowing Base Utilization Certificate
Exhibit V               -    Form of Opinion of Counsel
Exhibit VI              -    Form of Lender Assignment Agreement

                                CREDIT AGREEMENT

              This CREDIT AGREEMENT is made and entered into this 27th day of March, 1998, by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Middle Bay"), and ENEX RESOURCES CORPORATION, a Delaware corporation ("Enex") (collectively, the "Borrower", but with such entities constituting the Borrower being jointly and severally liable for the Obligations and each reference herein to the Borrower being applicable to each of such entities) and COMPASS BANK, a Texas state chartered banking institution ("Compass"), BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association ("BOK") and each other lender that becomes a signatory hereto as provided in Section 9.1 (Compass and each such other lender, together with its successors and assigns, individually a "Lender" and collectively, the "Lenders"), and Compass, as agent for the Lenders pursuant to the terms hereof (in such capacity, together with its successors in such capacity pursuant to the terms hereof, (the "Agent").

                              W I T N E S S E T H:

              In consideration of the mutual covenants and agreements herein contained, the Lender or Lenders hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

              1.1 Terms Defined Above. As used in this Credit Agreement, each of the terms "Agent", "Agreement", "BOK", "Borrower", "Compass", "Lender" and "Lenders" shall have the meaning assigned to such term hereinabove.

              1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                  "Additional Costs" shall mean reasonable costs which the Agent or any Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan or issuing or participating in Letters of Credit, or any reduction in any amount receivable by the Agent or any Lender in respect of any such obligation or any LIBO Rate Loan or Letter of Credit, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Agreement or any Note in respect of any LIBO Rate Loan or Letter of Credit (other than taxes imposed on the overall net income of the Agent or such Lender or its Applicable Lending Office for any such LIBO Rate Loan by the jurisdiction in which the Agent or such Lender has its principal office or Applicable Lending Office), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Agent or such Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or the Commitment of the Agent or such Lender, or the London interbank market, or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities, or Commitments.

                  "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

                  "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

                  "Agency Fee Letter" shall mean the letter agreement dated March 27, 1998, between Compass and the Borrower concerning certain fees in connection with the transactions contemplated hereby, and any agreements or instruments executed in connection therewith, as amended, restated, or supplemented from time to time.

                  "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

                  "Applicable Lending Office" shall mean, for each Lender and type of Loan, the lending office of such Lender (or an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which Loans of such type are to be made and maintained.

                  "Applicable Margin" shall mean as to each LIBO Rate Loan, the following:

                  Borrowing Base                          LIBO Rate Loan
                   Utilization                            Applicable Margin
                  ---------------------------------------------------------
                  equal to or greater than 75%            two percent (2%)
                    of Borrowing Base

                  less than 75% but greater               one and three-fourths
                    than 50% of Borrowing                 percent (1-3/4%)
                    Base

                  less than or equal to                   one and one-half
                    50% of Borrowing Base                 percent (1-1/2%),

       with the Borrowing Base Utilization and the corresponding LIBO Rate being set at the close of each calendar quarter for the next calendar quarter. The Borrower shall furnish to the Agent, within five (5) days of the end of each calendar quarter, except for the quarter ending March 31, 1998, a Borrowing Base Utilization Certificate, substantially in the form attached as Exhibit IV to this Agreement, which shall stipulate the Borrowing Base Utilization level at the end of such quarter.

                  "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time minus (b) the sum of the Loan Balance at such time and the L/C Exposure at such time.

                  "Borrowing Base" shall mean, at any time, the amount determined by the Lenders in accordance with Section 2.9 and then in effect.

                  "Borrowing Base Utilization" shall mean, at any time, the Loan Balance, plus any L/C Exposure hereunder, expressed as a percentage of the Borrowing Base.

                  "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Agent for a borrowing or conversion pursuant to Sections 2.1 or 2.11, each of which shall:

                          (a) be signed by a Responsible Officer of the
                  Borrower;

                          (b) specify the amount and type of Loan requested,
                  and, as applicable, the Loan to be converted and the date of the borrowing or conversion (which shall be a Business Day);

                          (c) when requesting a Floating Rate Loan, be delivered
                  to the Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing or conversion, and

                          (d) when requesting a LIBO Rate Loan, be delivered to
                  the Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, two Business Days preceding the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

                  "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

                  "Cash Flow" shall mean, for any relevant accounting period, Net Income for such period plus, without duplication and to the extent deducted from revenues in determining Net Income for the relevant period, depreciation, amortization, depletion, other non-cash expenses, exploration expenses, dry-hole expenses, and geological and geophysical costs, less, without duplication and to the extent added to revenues in determining Net Income for the relevant period, all non-cash revenue and non-recurring gains of the Borrower for the relevant period.

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations of the Borrower or any Subsidiary or other Affiliate of the Borrower owing to the Agent or any Lender or any branch, Subsidiary or other Affiliate of the Agent or any Lender which is subject to a Security Instrument.

                  "Commitments" shall mean the several obligations of the Lenders, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 or participate in the issuance of Letters of Credit pursuant to Section 2.2.

                  "Commitment Amount" shall mean $18,850,000 as to Compass and $10,150,000 as to BOK as of the Closing Date.

                  "Commitment Fee" shall mean each fee payable to the Agent for the benefit of the Lenders by the Borrower pursuant to Section 2.12.

                  "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

                  "Commitment Termination Date" shall mean April 1, 2001.

                  "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                  "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Agent from time to time in accordance with Section 5.2.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Current Ratio" means the ratio of (a) consolidated current assets of the Borrower and it Subsidiaries to (b) consolidated current liabilities (excluding the current portion of Loans hereunder).

                  "Debt Service" shall mean, for each relevant accounting period, an amount equal to (i) actual principal amounts paid on debt other than the Obligations during each quarter, plus (ii) required principal payments under the Obligations during such quarter.

                  "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                  "Default Rate" shall mean a per annum interest rate equal to the Index Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Environmental Complaint" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

                  "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time;
       (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent foreign, federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                  "Existing Liens" shall mean the liens held by BOK.

                  "Event of Default" shall mean any of the events specified in
       Section 7.1.

                  "Facility Fee" shall mean the fee payable to the Agent for the benefit of the Lenders by the Borrower pursuant to Section 2.13.

                  "Final Maturity" shall mean April 1, 2001.

                  "Financial Statements" shall mean statements of the financial condition of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows, and when such statements prepared on a consolidated basis are required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                  "Fixed Rate Loan" shall mean any LIBO Rate Loan.

                  "Floating Rate" shall mean an interest rate per annum equal to the Index Rate from time to time in effect, but in no event exceeding the Highest Lawful Rate.

                  "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

                  "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

                  "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

                  "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                  "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables, which include amounts owed to drilling contractors, entered into in the ordinary course of business on ordinary terms); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments, net profit interests and other hydrocarbon interests subject to repayment out of future oil and gas production; (f) all obligations with respect to capital leases; (g) all net obligations with respect to derivative contracts; and (h) all obligations, including Contingent Obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                  "Index Rate" shall mean the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the "Money Rates" or similar table, then Agent may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Agent on all Index Rate loans.

                  "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

                  "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

                  "Interest Period" shall mean, subject to the limitations set forth in Section 2.24, and with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

                  "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

                  "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

                  "Letter of Credit" shall mean any standby letter of credit issued by the Agent for the account of the Borrower pursuant to Section 2.2.

                  "Letter of Credit Application" shall mean the standard letter of credit application employed by the Agent as the issuer of the Letters of Credit, from time to time, in connection with Letters of Credit.

                  "Letter of Credit Fee" shall mean each fee payable by the Borrower to the Agent for the account of the Lenders pursuant to Section
       2.15 upon or in connection with the issuance or renewal of each Letter of Credit.

                  "Letter of Credit Payment" shall mean any payment made by the Agent on behalf of the Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrower.

                  "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Agent and the Borrower) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) quoted by the Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

                  "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

                  "Limitation Period" shall mean any period while any amount remains owing on the Notes and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

                  "Loan" shall mean any loan made by any Lender to or for the benefit of the Borrower pursuant to this Agreement and any payment made by the Agent or any Lender under a Letter of Credit.

                  "Loan Balance" shall mean, at any time, the outstanding principal balance of the Notes at such time.

                  "Loan Documents" shall mean the Assignment, this Agreement, the Notes, any Letter of Credit Applications, any Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with the Assignment, this Agreement, the Notes, any Letter of Credit Applications, any Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                  "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower taken as a whole, or (b) any adverse effect upon the Collateral taken as a whole.

                  "Maximum Commitment Amount" shall mean the sum of the Commitment Amounts of all Lenders.

                  "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower subject to a perfected first-priority Lien in favor of the Agent for the benefit of the Lenders, subject only to Permitted Liens, as security for the Obligations owing to the Agent or any Lender.

                  "Net Income" shall mean, for any relevant accounting period, the net income of the Borrower and its consolidated Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

                  "Notes" shall mean, collectively, each of the promissory notes of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                  "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the undrawn, unexpired amount of all outstanding Letters of Credit, (c) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees and Letter of Credit Fees, and (e) all other obligations and liabilities of the Borrower to the Agent and/or the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

                  "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

                  "Percentage Share" shall mean, as to each Lender, the percentage such Lender's Commitment Amount constitutes of the Maximum Commitment Amount.

                  "Permitted Indebtedness" shall mean (a) the Obligations, (b) Indebtedness arising from endorsing negotiable instruments for deposit or collection in the ordinary course of business, (c) current liabilities incurred in the ordinary course of business, (d) other Indebtedness which does not exceed an aggregate principal amount of $250,000 during any fiscal year, and (e) Indebtedness existing by virtue of the requirements of GAAP or any changes in the requirements of GAAP.

                  "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply, and (g) Liens in favor of the Agent for the benefit of the Lenders and other Liens expressly permitted under the Security Instruments.

                  "Person" shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

                  "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Office" shall mean the principal office of the Agent in Houston, Texas, presently located at 24 Greenway Plaza, 14th Floor, Houston, Texas 77046.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request of any

       Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including any Lender or its Applicable Lending Office.

                  "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with the Requirement of Law, a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

                  "Required Lenders" shall mean, Lenders (including the Agent) holding at least 75% of the then Loan Balance, or, if there is no Loan Balance, Lenders (including the Agent) having at least 75% of the aggregate amount of the Commitments.

                  "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Report" shall mean each report delivered to the Agent and each Lender pursuant to Section 5.4.

                  "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial Officer or any Vice President.

                  "Scheduled Reduction Amount" shall mean the amount by which the Borrowing Base shall be reduced each calendar month as determined by the Lenders under Section 2.9(b) from time to time.

                  "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in
       Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations of the Borrower or any Subsidiary or other Affiliate of the Borrower owing to the Agent or any Lender or any branch, Subsidiary or other Affiliate of the Agent or any Lender, as such instruments may be amended, restated, or supplemented from time to time.

                  "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

                  1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

                  1.4 References. References in this Agreement to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears.

                  1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                  1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                  1.7 Incorporation of Schedules and Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                   ARTICLE II

                                TERMS OF FACILITY

                  2.1 Revolving Line of Credit. (a) Upon the terms and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lenders severally agree, during the Commitment Period, to make Loans, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Agent of a Borrowing Request; provided, however, no Loan at the time it is made shall exceed the then existing Available Commitment.

                  (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.10, each borrowing, conversion, and prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, or prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $1,000,000; and if any LIBO Rate Loan would otherwise be in a lesser aggregate principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

                  (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Notes.

                  (d) Not later than 3:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing, each Lender shall make available an amount equal to its Percentage Share of the borrowing to be made on such date to the Agent, at an account designated by the Agent, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrower in immediately available funds at the Principal Office. All Loans by each Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Note of such Lender.

                  (e) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

                  (f) The face amounts of the Notes have been established as an administrative convenience and do not commit any Lender to advance funds hereunder in excess of the then current Borrowing Base.

                  2.2 Letter of Credit Facility. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue on behalf of the Lenders in their respective Percentage Shares Letters of Credit for the account of the Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrower therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to the Final Maturity, (ii) each automatically renewable Letter of Credit shall provide that it may be terminated by the Agent at its then current expiry date by not less than 30 days' written notice by the Agent to the beneficiary of such Letter of Credit, and (iii) the Agent shall not be obligated to issue any Letter of Credit if (A) the face amount thereof would exceed the Available Commitment, or (B) after giving effect to the issuance thereof, (I) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the lesser of the Maximum Commitment Amount or the Borrowing Base, or (II) the L/C Exposure would exceed $2,000,000.

                  (b) Prior to any Letter of Credit Payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrower to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

                  (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Floating Rate Loan by each Lender to the extent of funds delivered by such Lender to the Agent with respect to such Letter of Credit Payment and shall to such extent be deemed a Floating Rate Loan under and shall be evidenced by the Note of such Lender and shall be payable by the Borrower upon demand by the Agent.

                  (d) EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE WHETHER SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(D) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                  2.3 Use of Loan Proceeds and Letters of Credit. (a) Proceeds of all Loans shall be used to refinance the existing debt with Bank of Oklahoma, for general corporate purposes of the Borrower, including, without limitation, costs of acquiring, exploring on and developing Oil and Gas Properties and general working capital needs; and

                  (b) Letters of Credit shall be used solely for general corporate purposes of the Borrower; provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

                  2.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.19), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lenders at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

                  2.5 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of May, 1998, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower shall specify to the Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion.

                  2.6 Outstanding Amounts. The Loan Balance reflected by the notations by the Lenders on their records shall be deemed rebuttably presumptive evidence of the Loan Balance. The liability for payment of principal and interest evidenced by the Notes shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                  2.7 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lenders on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  2.8 Pro Rata Treatment; Adjustments. (a) Except to the extent otherwise expressly provided herein, (i) each borrowing made pursuant to this Agreement shall be from the Lenders pro rata in accordance with their Percentage Shares, (ii) each payment by the Borrower of Commitment Fees shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iii) Facility Fees and Letter of Credit Fees shall be made for the account of the Lenders in accordance with each Lender's Percentage Share of any increase in the Commitment Amount or any Letter of Credit issued, (iv) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares of the Loan Balance, and (v) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their Percentage Shares of the aggregate amount of interest due and payable to the Lenders.

                  (b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (a) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (b) second, to accrued interest, (c) third, to the Loan Balance, and (d) last, to any other Obligations.

                  (c) If any Lender (for purposes of this Section, a "benefitted Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(f) or 7.1(g), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such benefitted Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be immediately forwarded to the Agent for distribution in accordance with the terms of this Agreement.

                  2.9 Borrowing Base Determinations. (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lenders to be $29,000,000 and shall reduce to a level of $27,500,000 within ten days of the Closing Date. Commencing on May 1, 1998, and continuing thereafter on the first day of each calendar month until the earlier of the date such amount is redetermined or the Commitment Termination Date, the Scheduled Reduction Amount shall be $275,000.

                  (b) The Borrowing Base and the Scheduled Reduction Amount shall be redetermined semi-annually by unanimous consent of the Lenders beginning October 1, 1998, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lenders. In addition, the Lenders shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lenders shall not be obligated to respond to more than four such requests during any calendar year, and in no event shall the Lenders be required to redetermine the Borrowing Base more than twice in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lenders may at their discretion and by unanimous consent redetermine the Borrowing Base and the Scheduled Reduction Amount at any time and from time to time.

                  (c) Upon each determination of the Borrowing Base and the Scheduled Reduction Amount by the Lenders, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the Scheduled Reduction Amount shall become effective upon such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base. Upon request, Agent will furnish detailed information as to the determination of the Borrowing Base.

                  (d) The Borrowing Base shall represent the determination by the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, plus certain other Oil and Gas Properties to be determined in sole discretion of the Lenders subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lenders. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders. The Borrowing Base shall be determined in the sole discretion of the Lenders by using the Lenders' then current engineering and credit standards.

                  2.10 Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower shall, within 60 days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional Collateral, of character and value satisfactory to the Lenders in their sole discretion, to secure the amount of such excess by the execution and delivery to the Agent for the benefit of the Lenders of Security Instruments in form and substance satisfactory to the Agent, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lenders in their sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the satisfaction of the Lenders, deposit with the Agent for the benefit of the Lenders, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the aggregate Commitment Amounts or the Borrowing Base. The cash deposited with the Agent for the benefit of the Lenders in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lenders and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Agent.

                  2.11 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans without penalty and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Agent notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

                  2.12 Commitment Fee. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for maintaining funds available, the Borrower shall pay to the Agent, for the account of the Lenders, in immediately available funds, on the first day of April, 1998, and on the first day of each third calendar month thereafter during the Commitment Period and on the Commitment Termination Date, a fee in the amount per annum as set forth below, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period as follows:

                  Borrowing Base                    LIBO Rate Loan
                   Utilization                      Applicable Margin
                  ---------------------------------------------------
                  greater than 50%                  one-half percent (1/2%)
                    of Borrowing Base

                  less than or equal to 50%         three-eighths percent (3/8%)
                    of Borrowing Base

                  The Borrowing Base Utilization and the corresponding Commitment Fee shall be set at the close of each calendar quarter for the next such quarter.

                  2.13 Facility Fee. In addition to interest on the Notes as provided herein and other fees payable hereunder and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrower shall pay to the Agent for the account of the Lenders, in immediately available funds, an initial facility fee in the amount of $108,750. Such fee shall be paid on the Closing Date to the Agent for the benefit of the Lenders as of the Closing Date. In addition, the Borrower shall pay to the Agent for the account of the Lenders three-eighths percent (3/8%) on any future increase in the Borrowing Base within five days of written notice.

                  2.14 Engineering Fee. In addition to the interest on the Notes as provided herein and other fees payable hereunder and to compensate the Agent for costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Agent, in immediately available funds, an engineering fee of $5,000 per each semi-annual Borrowing Base review and to the Agent for the benefit of the Lenders other than the Agent, an engineering fee of $2,500 per each semi-annual Borrowing Base review. The Borrower shall pay to the Agent an engineering fee of $2,500 per each interim Borrowing Base review and to the Agent for the benefit of the Lenders other than the Agent, an engineering fee of $1,250 per each interim Borrowing Base review.

                  2.15 Letter of Credit Fee. In addition to interest on the Notes as provided herein and Commitment Fees and Facility Fees payable hereunder, the Borrower agrees to pay to the Agent, for the account of the Lenders, on the date of issuance or renewal of each Letter of Credit, a fee equal to the greater of (a) $500 or (b) one and one-half percent (1 1/2%) per annum calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit and for the period for which such Letter of Credit is issued or renewed; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Agent for the account of the Lenders with respect to such Letter of Credit, the Agent and the Lenders shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of any such fee. The Borrower also agrees to pay on demand to the Agent, for its own account as the issuer of the Letters of Credit, its reasonable customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

                  2.16 Agency Fee. The Borrower shall pay to the Agent, for its own account, all fees owing or which may become owing under the Agency Fee Letter as provided therein.

                  2.17 Loans to Satisfy Obligations of Borrower. The Lenders may, by unanimous consent, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Notes and shall be made as a Floating Rate Loan.

                  2.18 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Agent or any Lender, with such interest of the Lenders to be retransferred, reassigned, and/or released by the Agent and each Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and each Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Agent and each Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Agent and each Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

                  2.19 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas to the extent applicable to each Lender and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Tex. Fin. Code Ann. ss.
303.301 (Vernon 1998), the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Agent and the Lenders may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or other states or the United States of America applicable to the Agent and/or such Lender, if greater.

                  (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or other states or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Agent for the account of each Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Agent and the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Agent and the Lenders but for the effect of such Limitation Period.

                  (c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the greatest extent permitted by applicable laws of the State of Texas any other applicable states' laws or the United States of America, the result of mathematical error on the part of the Borrower and the Agent and the Lenders; and the Agent and the Lenders shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Agent and the Lenders or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Agent and the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

                  (d) All sums paid, or agreed to be paid, to the Agent and the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

                  2.20 Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Agent and each Lender from time to time upon written request such amounts as the Agent and such Lender may determine are necessary to compensate it for any Additional Costs incurred by the Agent and such Lender.

                  (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to each Lender from time to time upon written request such amounts as each Lender may determine are necessary to compensate each Lender for any reasonable costs attributable to the maintenance by each Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of each Lender (or any Applicable Lending Office) to a level below that which each Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

                  (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to each Lender the reasonable administrative and re-employment costs customarily charged by Lenders as a result of:

                         (i) any payment, prepayment, or conversion by the
                  Borrower of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                         (ii) any failure by the Borrower to borrow a Fixed Rate
                  Loan from the Lenders on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any and only to the extent actually incurred by such Lender, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lenders) of the amount (as reasonably determined by the Agent and such Lender) the Agent and such Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

                  (d) Determinations by the Agent and any Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, their costs or rate of return, maintaining Loans, their obligation to make Loans or on amounts receivable by it in respect of Loans or such obligations, and the additional amounts required to compensate the Agent and the Lenders under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent or such Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Agent or such Lender shall (i) notify the Borrower, as promptly as practicable after any Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determine to request compensation therefor, of any event occurring after the Closing Date which will entitle the Agent and such Lender to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 30 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans of the Lenders affected by such event if such designation will avoid the need for or reduce the amount of such compensation. If the Agent or any Lender requests compensation from the Borrower under this Section, the Borrower may, by notice to the Agent and any Lender, require that the Loans by the Lenders of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 2.11. Any compensation requested by the Lenders pursuant to this Section shall be due and payable to the Lenders within five days of delivery of any such notice by the Lenders to the Borrower.

                  (e) Each Lender agrees that it shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lenders against other customers of such Lenders similarly situated where such customers are subject to documents providing for such assessment.

                  2.21 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than six separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

                  (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                  (b) the Agent determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined does not accurately reflect the cost to the Lenders of making or maintaining such Loan for such Interest Period, then the Agent shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.11. Before giving such notice pursuant to this Section, the Agent will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make LIBO Rate Loans hereunder and will not, in the opinion of any Lender, be disadvantageous to the Lenders.

                  2.22 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate

Loans hereunder, then such Lender shall promptly notify the Agent and the Borrower thereof; and the obligation of such Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as such Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section
2.11. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make Fixed Rate Loans and will not, in the opinion of any Lender, be disadvantageous to the Lenders.

                  2.23 Regulatory Change. In the event that by reason of any Regulatory Change, any Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Agent and the Borrower, the obligation of the Lenders to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.11.

                  2.24 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

                  2.25 Letters in Lieu of Transfer Orders. The Agent agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(f)(v) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

                  2.26 Power of Attorney. The Borrower hereby designates the Agent as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Agent pursuant to Section 3.1(f)(v) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                   ARTICLE III

                                   CONDITIONS

                  The obligations of the Lenders to enter into this Agreement and to make Loans or participate in the issuance of Letters of Credit are subject to the satisfaction of the following conditions precedent:

                  3.1 Receipt of Loan Documents and Other Items. The Lenders shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrower shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

                  (a) multiple counterparts of this Agreement as requested by the Lenders;

                  (b) the Note or Notes;

                  (c) copies of the Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower as the case may be, to the effect that each such copy is correct and complete;

                  (d) a certificate of incumbency and signatures of all officers of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, each such certificate being executed by the secretary or an assistant secretary of the Borrower;

                  (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower accompanied by a certificate of the secretary or an assistant secretary of the Borrower to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                  (f) multiple counterparts, as requested by the Lenders, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Agent for the benefit of the Lenders in and to the Collateral as security for the Obligations of the Borrower or any Subsidiary or other Affiliate of the Borrower owing to the Agent or any Lender or any branch, Subsidiary or other Affiliate of the Agent or any Lender:

                        (i) Assignment of Note and Liens from Bank of Oklahoma, National Association covering Oil and Gas Properties of Middle Bay;

                        (ii) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from Middle Bay to or for the benefit of the Agent covering the Oil and Gas Properties of Middle Bay and all improvements, personal property, and fixtures related thereto;

                        (iii) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower to or for the benefit of the Agent covering certain Oil and Gas Properties of Middle Bay and Enex designated by the Agent and all improvements, personal property, and fixtures related thereto;

                        (iv) Financing Statements from Middle Bay and Enex, as debtors, in favor of the Agent, as secured party, constituent to the instruments described in clause (ii) or clause (iii) above;

                        (v)   undated letters, in form and substance
         satisfactory to the Agent, from Middle Bay and Enex to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Agent;

                        (vi) Security Agreement (Stock Pledge) by Middle Bay in favor of the Agent and covering 1,064,432 shares, equal to approximately 79% of the shares of the common stock of Enex;

         (g) unaudited Financial Statements of the Borrower as of September 30, 1997;

         (h) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in its jurisdiction of incorporation and in any other jurisdiction in which it conducts business;

         (i) results of searches of the UCC Records of the Secretary of State of the States of Alabama, Arkansas, Kansas, Louisiana, Michigan, Mississippi, New Mexico, Oklahoma, Texas, and Wyoming from a source acceptable to the Agent and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

         (j) confirmation, acceptable to the Agent, of the title of the Borrower to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

         (k) copies of all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Agent;

         (l) engineering reports covering the Mortgaged Properties;

         (m) the opinion of Thrasher, Whitley, Hampton & Morgan, counsel to the Borrower, substantially in the form attached hereto as Exhibit V, with such changes thereto as may be approved by the Agent;

         (n) certificates evidencing the insurance coverage required pursuant to
Section 5.18, 5.19; and

         (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or any Lender may reasonably request.

                  3.2 Each Loan. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make any Loan unless:

         (a) the Borrower shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

         (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

         (c) if requested by the Agent or any Lender, the Borrower shall have delivered evidence satisfactory to the Agent or such Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan;

         (d) the Agent shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by any Lender with respect to such Loan;

         (e) no event shall have occurred which, in the reasonable opinion of the Lenders, could have a Material Adverse Effect;

         (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan;

         (g) the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

         (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

         (i) the Borrower shall hold full legal title to the Collateral pledged by such entities and be the sole beneficial owners thereof;

         (j) the Agent and/or each Lender shall have received payment of all Facility Fees, Letter of Credit Fees, and other fees payable to the Agent and/or each Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

         (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Agent and each Lender.

                  3.3 Each Letter of Credit. The obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

                  (a) the Borrower shall have delivered to the Agent a written (or oral, confirmed promptly in writing) request for the issuance, renewal, or extension of a Letter of Credit at least two Business Days prior to the requested issuance, renewal, or extension date and a completed Letter of Credit Application at least two Business Days prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

                  (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit; and

                  (c) the terms, provisions, and beneficiary of the Letter of Credit or such renewal or extension shall be satisfactory to the Agent, as the issuer of the Letters of Credit, in its sole discretion.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue, or participate in the issuance of, Letters of Credit, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall survive the delivery of the Notes) that:

                  4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Notes, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not to our knowledge, (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

                  4.2 Corporate Existence. The Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and are in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

                  4.3 Valid and Binding Obligations. All Loan Documents, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein. The Existing Liens, as assigned by BOK to the Agent for the benefit of the Lenders, continue to constitute good and valid first- priority Liens as of the original date of recordation thereof.

                  4.5 Title to Assets. The Borrower has good and defensible title to all of its Properties, free and clear of all Liens except Permitted Liens.

                  4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower as of September 30, 1997, present fairly the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1997, which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Material Misstatements. To the knowledge of the Borrower, no information, exhibit, statement, or report furnished to the Lenders by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

                  4.8 Liabilities, Litigation, and Restrictions. Other than as reflected in the Financial Statements referred to in Section 4.6 or as listed on
Schedule 4.8 attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral and no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

                  4.9 Compliance with Laws. The Borrower and its Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

                  4.10 ERISA. The Borrower does not maintain nor has it maintained any Plan. The Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

                  4.11 Environmental Laws. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect or as described on Schedule 4.11 attached hereto:

                  (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                  (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                  (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

                  (d) no Environmental Complaint has been received by the Borrower.

                  4.12 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                  4.13 Investment Company Act Compliance. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an

"investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.14 Public Utility Holding Company Act Compliance. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.15 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower has duly and properly filed a United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

                  4.16 Refunds. Except as described on Schedule 4.16 attached hereto, no orders of, proceedings pending before, or other requirements of the Minerals Management Service, Bureau of Land Management, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

                  4.17 Gas Contracts. Except as described on Schedule 4.17 attached hereto, the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements or joint operating agreements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and have segregated such reserves from other accounts.

                  4.18 Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

                  4.19 Casualties or Taking of Property. Except as disclosed on
Schedule 4.19 attached hereto, since September 30, 1997, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

                  4.20 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 9.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent and the Lenders, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Agent have been filed.

                  4.21 Subsidiaries. The Borrower has no Subsidiaries other than as listed on Schedule 4.21 attached hereto.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

                  5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and within two Business Days following the reasonable request of the Agent or any Lender, make such records available for inspection by the Agent or any Lender and, at the expense of the Borrower, allow the Agent or any Lender to make and take away copies thereof.

                  5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Agent and each Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and its consolidated Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter and on or before the 120th day after the close of each fiscal year, a Compliance Certificate and calculations of compliance with the financial covenants included therein.

                  5.3 Annual Financial Statements. Deliver to the Agent and each Lender, on or before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated and unaudited consolidating Financial Statements of the Borrower.

                  5.4 Oil and Gas Reserve Reports. (a) Deliver to the Agent and each Lender, no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and the Lenders, certified by any nationally- or regionally- recognized independent consulting petroleum engineers acceptable to the Agent and the Lenders as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and
(iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

                  (b) Deliver to the Agent and each Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and the Lenders prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Oil and Gas Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to
Section 5.4(a).

                  (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with additional data concerning pricing, quantities of production from the Oil and Gas Properties to be determined in sole discretion of the Agent and the Lenders, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent and the Lenders may reasonably request.

                  5.5 Title Opinions; Title Defects. For additions of Oil and Gas Properties after the Closing Date, promptly upon the request of the Agent or any Lender, furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering a percentage of the present value, acceptable by the Agent in its sole discretion, of the Oil and Gas Properties of the Borrower, and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the reasonable opinion of the Agent and the Lenders in value, in the title of the Borrower to any of its Oil and Gas Properties, cure such title defects, and, in the event any such title defects are not cured in a timely manner, pay all reasonable related costs and fees incurred by the Agent to do so. Provided, however, to the extent it is determined by the Lenders that such title defects cannot be cured or the Borrower so notifies the Lenders, the Lenders may reduce the Borrowing Base by the amount equal to the value of the Oil and Gas Property affected by such title defect.

                  5.6 Notices of Certain Events. Deliver to the Agent and each Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

                  (a) any Default or Event of Default;

                  (b) any default or event of default under any contractual obligation of the Borrower, or any litigation, investigation, or proceeding between the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the receipt by the Borrower of any material Environmental Complaint;

                  (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Requirement of Law;

                  (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

                  (g) upon request from the Agent, the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

                  (h) within two days of any change in the senior management of the Borrower;

         and

                  (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

                  5.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Agent at any time and from time to time, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Agent in satisfaction of the condition set forth in Section 3.1 (f)(v) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property.

                  5.8 Additional Information. Furnish to the Agent and each Lender, promptly upon the request of the Agent or any Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Agent or any Lender may from time to time reasonably request; and notify the Agent and each Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent or any Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

                  5.9 Compliance with Laws. Comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations issued to it or of which it has knowledge (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and instruct all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

                  5.10 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

                  5.11 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

                  5.12 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations. Each Borrower is jointly and severally liable for all Obligations.

                  5.13 Further Assurances. Upon the Agent's written request, promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

                  5.14 Initial Fees and Expenses of Counsel to Agent. Upon request by the Agent, promptly reimburse the Agent for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Agent, for which an invoice in reasonable detail has been provided, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

                  5.15 Subsequent Fees and Expenses of Agent and Lenders. Upon request by the Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent to ratify, amend, restate, or prepare additional Loan Documents, as the case may be and for the filing and recordation of Security Instruments. Promptly reimburse the Agent and each Lender for all amounts reasonably expended, advanced, or incurred to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to enforce the rights of the Agent and each Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and each Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent and each Lender, (d) fees and expenses incurred in connection with the participation by the Agent and each Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Agent and each Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent and each Lender until the date it is repaid to the Agent and each Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

                  5.16 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

                  5.17 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit on two Business Days prior notice any authorized representative of the Agent or any Lender to visit and inspect any tangible Property of the Borrower which is operated by the Borrower.

                  5.18 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lenders and, within 60 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower, naming the Agent as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Agent or any Lender, furnish to the Agent or any Lender evidence, satisfactory to the Agent and each Lender of the maintenance of such insurance. The Agent shall have the right to collect, and the Borrower hereby assigns to the Agent for the benefit of the Lenders, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000, the Agent for the benefit of the Lenders may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $100,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Agent shall deliver any such proceeds received by it to the Borrower. In the event the Agent receives insurance proceeds not attributable to Collateral or business interruption, the Agent shall deliver any such proceeds to the Borrower.

                  5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE AGENT AND EACH LENDER AND THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND EACH LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE,

EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OR ANY LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, OTHER THAN GROSS NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT OR ANY LENDER OR ANY OF THEIR SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS- IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT OR ANY LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE AGENT OR ANY LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE AGENT OR ANY LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE AGENT OR ANY LENDER.

                  5.20 Operating Accounts. The Borrower shall maintain their principal operating accounts with the Agent.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not and will not allow any of its Subsidiaries or other Affiliates to:

                  6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) Permitted Indebtedness, and (c) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond receipt date or are being contested in good faith, and (d) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, in form and substance and with a Person acceptable to the Lenders, provided that (i) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 75% of the monthly production of proven producing reserves as forecast in Lenders' most recent engineering evaluation, (ii) that the strike prices in connection with option and swap agreements are not less than the prices used by the Lenders in their most recent Borrowing Base determination, (iii) the counterparty shall be approved by Lenders, (iv) Borrowers and/or Co-Borrowers shall notify Lenders within five days of executing a hedge transaction of the strike price and the volume of production, as well as the duration of the transaction, (v) Borrowers and/or Co-Borrowers shall only enter into hedge transactions with durations of eighteen months or less, (vi) Borrower and/or Co-Borrowers shall pay any liabilities created under the hedge transactions as they become due and in any event no later than 60 days from the date such liability was incurred; and (vii) the Lenders shall receive a security interest in the hedging contracts.

                  6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation not otherwise prohibited by Section 6.1; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

                  6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

                  6.4 Sales of Assets. Without the prior written consent of the Agent and the Lenders, Borrower shall sell, transfer, or otherwise dispose of any assets, if such assets are material to the operations of Borrower, other than (a) sales of inventory in the ordinary course of business, (b) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (c) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, and (d) sales of equipment for fair and adequate consideration. The Agent and the Lenders will consent to sales of assets representing up to 10% in the aggregate of the net present value of the Oil and Gas Properties which comprise the Borrowing Base, as calculated by the Agent and the Lenders pursuant to the terms of this Agreement, provided that the Borrowing Base shall be reduced, and if necessary, proceeds from such sale shall be applied to Loan Balance in an amount equal to the loan value attributable to such assets sold.

                  6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

                  6.6 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person, other than to the other entity also constituting a Borrower in excess of $100,000 in the aggregate; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business.

                  6.7 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person which exceeds $250,000 in the aggregate during any calendar year, without the prior consent of the Lenders provided, however, such restriction shall not apply to the following Investments:

                  (a) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America;

                  (b) short-term investment grade domestic or Eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation;

                  (c) commercial paper and similar obligations rated "P-1" or better by Moody's Investors Services, Inc. or "A-1" or better by Standard & Poors Corporation;

                  (d) intercompany loans to, advances to or investments in, wholly owned Subsidiaries;

                  (e) readily marketable tax-free municipal bonds of a domestic issuer or rated "aaa" or better by Moody's Investors Services, Inc. or "AAA" by Standard & Poors Corporation; and

                  (f) demand deposit accounts maintained in the ordinary course of business.

                  6.8 Dividends and Distributions. Declare, pay, or make, any cash dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock.

                  6.9 Changes in Corporate Structure. Enter into any transaction of consolidation, merger, or amalgamation; or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

                  6.10 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

                  6.11 Lines of Business. Expand, on their own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof.

                  6.12 Plan Obligations. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan not set forth in Schedule
6.12 or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

                  6.13 New Subsidiaries. Form any new Subsidiaries without the prior written consent of the Lenders.

                  6.14 Cash Flow Coverage. Permit, as of the close of any fiscal quarter of Borrower, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

                  6.15 Current Ratio. Permit, as of the close of any fiscal quarter of Borrower, the Current Ratio to be less than .90 to 1.00. Receivables from Bay City Energy Group and the current portion of the Loan Balance shall be excluded from calculation of Current Ratio.

                  6.16 Change of Fiscal Year. The Borrower will not change its fiscal year.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

                  (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any fee or other sum payable under any Loan Document.

                  (b) default shall be made by the Borrower in the due observance or performance of any obligation of the Borrower under the Loan Documents, and such default shall continue for 30 days after the earlier of written notice thereof to the Borrower by the Agent or actual knowledge thereof by the Borrower;

                  (c) any representation or warranty made by the Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Agent and/or the Lenders in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

                  (d) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any Indebtedness in excess of $100,000 and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

                  (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is a condition precedent to the right of the Borrower to obtain a Loan or for the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;

                  (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of their or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (g) an order, judgment, or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of their or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

                  (h) the levy against any significant portion of the Property of the Borrower or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

                  (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $100,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

                  (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower subject to a Lien in favor of the Agent for the benefit of the Lenders without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                  (k) the Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of their Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

                  (l) any Security Instrument shall for any reason (other than the Agent's or the Lender's fault or negligence) not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and not cured within 30 days; and

                  (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Agent.

                  7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or 'other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) to the extent permitted by and in compliance with applicable law, the Agent and the Lenders may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent and the Lenders and any and all other indebtedness at any time owing by the Agent and the Lenders to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

                  (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Agent and the Lenders may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) to the extent permitted by and in compliance with applicable law, the Agent and the Lenders may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent and the Lenders and any and all other indebtedness at any time owing by the Agent and the Lenders to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

                  (c) Upon the occurrence of any Event of Default, the Agent and the Lenders may, in addition to the foregoing in this Section, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                    THE AGENT

                 8.1 Appointment. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                 8.2 Waivers, Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver would: (a) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders unless consented to by each Lender; (b) modify this Section 8.2, change the definition of "Required Lenders", or change the Commitment Amount or Percentage Share of any Lender, reduce the fees described in Article II, extend the Commitment Termination Date or Final Maturity, release any Security Instrument or Lien, or initiate any foreclosure, enforcement or collection procedure without the consent of each Lender; (c) extend the due date for, (or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Loan) without the consent of the holder of that Note evidencing such Loan; (d) affect, adversely the interests, rights, or obligations of the Agent without the consent of the Agent; or (e) modify the Borrowing Base or modify the Scheduled Reduction Amount.

                 8.3 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                 8.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the sufficiency, accuracy, or completeness of any materials provided by the Agent, or the failure of the Agent to provide any materials or disclose any matter to any Lender except as may be expressly required herein, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                 8.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until an executed Lender Assignment Agreement shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

                 8.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give written notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrower or the officer of any Lender primarily responsible for the lending relationship with the Borrower becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

                 8.7 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 8.8 Indemnification. EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY AND ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE, SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                 8.9 Restitution. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrower. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower is made by the Agent (or the Lender required to return funds to the Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrower shall have made its ratable share of such funds available.

                 8.10 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the agent hereunder. With respect to any Note issued to the Lender serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                 8.11 Successor Agent. The Agent may resign as Agent upon thirty days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, or if the Agent shall assign all of its obligations, then the Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers, and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and Sections 5.16 and 5.19, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                 8.12 Applicable Parties. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor, and assign of the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Assignments; Participations. Each Lender may assign or sell participations in its Loans and Commitments to one or more other Persons in accordance with this Section 9.1.

                  (a) Assignments.  Any Lender:

                  (i) with the written consent of the Borrower (in their sole discretion) and the Agent (which consent shall not be unreasonably delayed or withheld), may at any time, assign and delegate to one or more commercial banks or other financial institutions, and

                  (ii) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in (i) or (ii) above as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying percentage, of all the assigning Lender's Loans and Commitments), in a minimum aggregate amount of $3,000,000 or such Lender's Percentage Share of the Maximum Commitment Amount, if less; provided, however, that such Assignee Lender will comply with all the provisions of this Agreement, and further, provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                  (iii) written notice of such assignment and delegation together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                  (iv) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Borrower and the Agent, and substantially in the form attached hereto as Exhibit VI, and

                  (v) the processing fees described below shall have been paid.

                  From and after the date that the Borrower and the Agent accept such Lender Assignment Agreement, (a) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (b) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,000 to the Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section
9.1 shall be null and void.

                  (b) Participations. Any Lender may, at any time and without necessity for the consent of the Agent or the Borrower, sell to one or more commercial banks (each of such commercial banks being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 9.1 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, and (e) any participating interest sold shall be at no cost to the Borrower.

                  9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

                  9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail if concurrent telecopy notice is also given, or, if no concurrent telecopy notice is given, three Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                  (a)    if to the Agent or Compass in its capacity as a Lender:

                         Compass Bank
                         24 Greenway Plaza, 14th Floor
                         Houston, Texas  77046
                         Attention: Energy Lending Group
                         Telecopy:  (713) 968-8292

                  (b)    if to BOK:

                         Bank of Oklahoma, National Association
                         One Williams Center
                         Tulsa, Oklahoma 74172
                         Attention: Michael M. Coats

                         (918) 588-6880

                  (c)    if to the Borrower:

                         Middle Bay Oil Company, Inc.
                         Enex Resources Corporation
                         1221 Lamar, Suite 1020
                         Houston, Texas 77010
                         Attention: John J. Basset and
                         Stephen W. Herod
                         Telecopy: (713) 650-0352

                  Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

                  9.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Agent and each Lender shall be binding upon and inure to the benefit of the Borrower or the Agent and each Lender, as the case may be, and their respective legal representatives, successors, and assigns.

                  9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent and each Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Agent or the Lenders at any time if in their sole discretion they deem it advisable to do so.

                  9.6 Renewals; Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.

                  9.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Lenders, their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and each Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Agent and each Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

                  9.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

                  9.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

                  9.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

                  9.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Agent and the Lenders; provided, however, that in no event shall the Agent or any Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

                  9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                  9.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDERS, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST THEM BY THE LENDERS IN ACCORDANCE WITH THIS SECTION.

                  9.14 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                  9.15 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

                  IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                              BORROWER:

                                              MIDDLE BAY OIL COMPANY, INC.

                                        By:  /s/   Stephen W. Herod
                                             ------------------------------
                                                   Stephen W. Herod
                                                   Vice President

                                              ENEX RESOURCES CORPORATION

                                        By:  /s/   Stephen W. Herod
                                             ------------------------------
                                                   Stephen W. Herod
                                                   Vice President

                                              LENDER AND AGENT:

                                              COMPASS BANK

                                        By:  /s/   Dorothy Marchand Wilson
                                             ------------------------------
                                                   Dorothy Marchand Wilson
                                                   Senior Vice President

                                       LENDER:

                                       By: /s/ Michael M. Coats
                                          --------------------------------------
                                           Michael M. Coats
                                           Senior Vice President

                                  SCHEDULE 4.8

                           LIABILITIES AND LITIGATION

1. Case No. 05-94-00641-CV; Enex Resources Corporation and Enex Program I Partners, L.P. v. Texas Crude, Inc.; In the Court of Appeals for the Fifth District of Texas at Dallas.

2. Civil Action No. 97-40-A-M2; J.B. Hanks Co., Inc. v. Shore Oil Company; In the United States District Court for the Middle District of Louisiana.

                                  SCHEDULE 4.11

                              ENVIRONMENTAL MATTERS

                                      None

                                  SCHEDULE 4.16

                                     REFUNDS

                                      None

                                  SCHEDULE 4.17

                                  GAS CONTRACTS

                                      None

                                  SCHEDULE 4.19

                                   CASUALTIES

                                      None

                                  SCHEDULE 4.21

                                  SUBSIDIARIES



         Enex Resources Corporation
         Enex Securities Corporation
         Middle Bay Production Company, Inc. (formerly Bison Production Company)

                                  SCHEDULE 6.12

                                PLAN OBLIGATIONS


    1.       1995 Stock Option and Stock Appreciation Rights Plan
    2.       SEP/IRA Retirement Plan
    3.       Employee Incentive Compensation Plan (1% Net Profits Interest Plan)
    4.       Middle Bay Oil Company 401-K Plan

                                    EXHIBIT I

                                 [FORM OF NOTE]

                                 PROMISSORY NOTE

$65,000,000                       Houston, Texas                  March 27, 1998

                  FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker", whether one or more, and if more than one, with the obligation of such parties hereunder being joint and several in all respects) promises to pay to the order of COMPASS BANK ("Payee"), at the banking quarters of Compass Bank in Houston, Harris County, Texas, the sum of SIXTY-FIVE MILLION DOLLARS ($65,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated March 27, 1998 by and between Maker and Payee and others (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                  Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

                  This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                  Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                  THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                     MAKER:

                                     MIDDLE BAY OIL COMPANY, INC.

                                     By:
                                        ----------------------------------------
                                          Stephen W. Herod
                                          Vice President

                                     ENEX RESOURCES CORPORATION

                                     By:
                                        ----------------------------------------
                                           Stephen W. Herod
                                           Vice President

                                    EXHIBIT I

                                 [FORM OF NOTE]

                                 PROMISSORY NOTE

$35,000,000                        Houston, Texas                 March 27, 1998

                   FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker", whether one or more, and if more than one, with the obligation of such parties hereunder being joint and several in all respects) promises to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("Payee"), at the banking quarters of Bank of Oklahoma, National Association, in Tulsa, Tulsa County, Oklahoma, the sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated March 27, 1998 by and between Maker and Payee and others (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                   Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

                   This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                   Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                   THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                     MAKER:

                                     MIDDLE BAY OIL COMPANY, INC.

                                     By:
                                        -------------------------
                                           Stephen W. Herod
                                           Vice President

                                     ENEX RESOURCES CORPORATION

                                     By:
                                        -------------------------
                                           Stephen W. Herod
                                           Vice President

                                   EXHIBIT II

                           [FORM OF BORROWING REQUEST]

                           -----------------, -------



Compass Bank, Agent
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Credit Agreement dated as of March 27, 1998, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

[ ]      1.       Loans

         (a)      Amount of new Loan: $

         (b)      Requested funding date:____________,19__

         (c)      $                 of such Loan is to be a Floating Rate Loan;
                   ________________

                  $________________ of such Loan is to be a LIBO Rate Loan.

         (d)      Requested Interest Period for LIBO Rate Loan: ____ months.

[ ]      2.       Continuation or conversion of LIBO Rate Loan maturing on :

         (a) Amount to be continued as a LIBO Rate Loan is $___________, with an Interest Period of ___ months;

         (b)      Amount to be converted to a Floating Rate Loan is $__________;
                  and

[ ]      3.       Conversion of Floating Rate Loan:

         (a)      Requested conversion date: __________, 19____.

         (b) Amount to be converted to a LIBO Rate Loan is $________, with an Interest Period of _____ months.

                  The undersigned certifies that [s]he is the [_____] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       MIDDLE BAY OIL COMPANY, INC.

                                       By:
                                          --------------------------------------
                                          Stephen W. Herod
                                          Vice President

                                       ENEX RESOURCES CORPORATION

                                       By:
                                          --------------------------------------
                                          Stephen W. Herod
                                          Vice President

                                   EXHIBIT III

                        [FORM OF COMPLIANCE CERTIFICATE]

                                   ____________, 19__


Compass Bank, Agent
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Credit Agreement dated as of March 27, 1998, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         [1.      To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

         [1.      To the best of the knowledge of the undersigned, the following
         Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

         2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on ________, is evidenced by the following:

         (a) Section 6.14 Cash Flow Coverage. Permit, as of the close of any fiscal quarter of Borrower, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.


                                     III - i

                                                                     Actual:

         (a) Section 6.15: Current Ratio: Permit, as of the close of any fiscal quarter of Borrower, the Current Ratio to be less than .90 to
         1.00. Receivables from Bay City Minerals, Inc. and the current portion of this facility shall be excluded from calculation of Current Ratio.

                  Required                                        Actual
                  --------                                        ------

         3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of ______________.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       MIDDLE BAY OIL COMPANY, INC.

                                       By:
                                          --------------------------------------
                                          Stephen W. Herod
                                          Vice President

                                       ENEX RESOURCES CORPORATION


                                       By:
                                          --------------------------------------
                                          Stephen W. Herod
                                          Vice President


                                    III - ii

                                   EXHIBIT IV

                [FORM OF BORROWING BASE UTILIZATION CERTIFICATE]


                         __________________________,____________


Compass Bank, Agent
24 Greenway Plaza, 14th Floor
Houston, Texas 77046
Attention: Energy Lending

         Re: Credit Agreement dated as of March 27, 1998, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         To the best knowledge of the undersigned, the Borrowing Base Utilization, as described in the definition of Applicable Margin, for the quarter ending __________, 19__, was as follows, and the LIBO Rate Loan Applicable Margin for the following quarter is as follows:

         Borrowing Base                                       LIBO Rate Loan
          Utilization                                       Applicable Margin
         -----------------------------------------------------------------------

          equal to or greater than 75%                     two percent (2%)
              of Borrowing Base

          less than 75%                                    one and three-fourths

              and greater than 50%                         percent (1-3/4%)

              of Borrowing Base

          less than or equal to                            one and one-half
              50% of Borrowing Base                        percent (1-1/2%)

                 [ONLY ONE OF THE ABOVE CATEGORIES TO BE SHOWN]

         To the best knowledge of the undersigned, the Borrowing Base Utilization for the quarter ending __________, 19__, was as follows and the Commitment Fee, as described in Section 2.10 of the Credit Agreement for the following quarter is as follows:

                  Borrowing Base
                    Utilization                                Commitment Fee
--------------------------------------------------------------------------------
                  greater than 50%                       one-half percent (1/2%)
                    of Borrowing Base

                  less than or equal to 50%              three-eighths percent (3/8%)
                      of Borrowing Base


                 [ONLY ONE OF THE ABOVE CATEGORIES TO BE SHOWN]

         Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                                   Very truly yours,

                                                   MIDDLE BAY OIL COMPANY, INC.

                                                   By:
                                                      --------------------------
                                                       Stephen W. Herod
                                                       Vice President

                                                   ENEX RESOURCES CORPORATION

                                                   By:
                                                      --------------------------
                                                       Stephen W. Herod
                                                       Vice President

                                    EXHIBIT V

                          [FORM OF OPINION OF COUNSEL]

                                 [Closing Date]

Compass Bank, Agent
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Credit Agreement dated as of March 27, 1998, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  We have acted as counsel to Middle Bay Oil Company, Inc., an Alabama corporation ("Middle Bay"), and Enex Resources Corporation, a Delaware corporation ("Enex") and Middle Bay and Enex being, collectively, the "Borrowers"), in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(m) of the Credit Agreement, and the Agent and each Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary herein.

                  In our representation of the Borrowers, we have examined an executed counterpart of each of the following (the "Loan Documents"):

                  (a)      the Credit Agreement;

                  (b)      the Notes;

                  [Add listing of Security Instruments executed on the Closing Date]

                  We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrowers and, certificates of public officials and officers of the Borrowers, and agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In making such examinations, we have, with your permission, assumed:

                  (a) the genuineness of all signatures to the Loan Documents other than those of the Borrowers;

                  (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

                  (c) that the Agent and the Lenders are authorized and have the power to enter into and perform their obligations under the Credit Agreement;

                  (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrowers; and

                  (e) that the Borrowers have title to all Property covered or affected by the Security Instruments.

                  Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

                  1. Each of the Borrowers is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all jurisdictions wherein the ownership of its Property or the operation of its businesses necessitates same.

                  2. The execution and delivery by the Borrowers of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrowers of the other Loan Documents to which either is a party, and the payment and performance of all Obligations of the Borrowers thereunder are within the power of the Borrowers, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which either of the Borrowers is a party or by which any Property of either of the Borrowers may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of either of the Borrowers other than as contemplated by the Loan Documents.

                  3. The Loan Documents to which either of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrowers, enforceable against such Borrower in accordance with their respective terms.

                  __. To our knowledge after due inquiry, except as disclosed in Financial Statements of the Borrowers provided to the Agent and the Lenders or in Schedule 4.8 to the Credit Agreement, no litigation or other action of any nature affecting either of the Borrowers is pending before any Governmental Authority or is threatened against either of the Borrowers. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of either of the Borrowers or ownership and operation of any Property of either of the Borrowers other than such as relate generally to Persons engaged in business activities similar to those conducted by the relevant Borrowers.

                  __. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents or any instrument contemplated thereby, or the payment and performance by the Borrowers of the Obligations.

                  __. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                  __. Neither of the Borrowers is, nor is it directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  __. Neither of the Borrowers is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions expressed herein are subject to the following qualifications and limitations:

                  A. We are licensed to practice law only in the State of Alabama; accordingly, the foregoing opinions are limited solely to the laws of the State of Alabama, applicable United States federal law, and the General Corporation Law of the State of Delaware.

                  B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes and security instruments generally.

                  C. The enforceability of the respective obligations of the Borrowers under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

                  This Opinion is furnished by us solely for the benefit of the Agent and the Lenders in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                              Very truly yours,

                                   EXHIBIT VI

                      [FORM OF LENDER ASSIGNMENT AGREEMENT]

                              ______________, 19__


To:      Middle Bay Oil Company, Inc.
         Enex Resources Corporation
         and Compass Bank, as the Agent

Ladies and Gentlemen:

         We refer to clause (iv) of Section 9.1 of the Credit Agreement, dated as of March __, 1998, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Middle Bay Oil Company, Inc. and Enex Resources Corporation (collectively, the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and Compass Bank, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         This Agreement is delivered to you pursuant to clause (iv) of Section
9.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (iv) of Section 9.1 of the Credit Agreement, of the assignment and delegation to _____________ (the "Assignee") of ___% of the Loans, liability under outstanding Letters of Credit, and the Commitment of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentage Shares for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

         [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and the issuance of Letters of Credit thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans and participating in Letters of Credit under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

         (a) the Assignee

                  (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                  (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement, the other Loan Documents and the Collateral Sharing Agreement to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the (Assignor) (Assignee) will pay to the Agent the processing fee referred to in Section 9.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans, liability under outstanding Letters of Credit and Commitment and requests the Agent to acknowledge receipt of this document:

         (A) Address for Notices:

                  Institution Name:
                  Attention:
                  Address:
                  Telephone:
                  Facsimile:

         (B)      Payment Instructions:

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Assignor Adjusted Percentage Share              ASSIGNOR:

         ____%                                           By:
                                                            --------------------
                                                         Printed Name:
                                                                 Title:

         Assignee Percentage Shares                      ASSIGNEE:

         ____%                                           By:
                                                            --------------------
                                                         Printed Name:
                                                                 Title:

Accepted and Acknowledged this _____ day of _________, ______.


COMPASS BANK, as Agent
By:
Title:

--------------------------------------------------------------------------------


                               SECURITY AGREEMENT



                                     BETWEEN



                          MIDDLE BAY OIL COMPANY, INC.

                                       AND

                           ENEX RESOURCES CORPORATION


                                    (DEBTOR)



                                       AND



                             COMPASS BANK, AS AGENT
                                 (SECURED PARTY)




                                 March 27, 1998


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I              DEFINITIONS AND INTERPRETATION...........................................................  1
         1.1           Terms Defined Above......................................................................  1
         1.2           Terms Defined in Credit Agreement........................................................  1
         1.3           Additional Defined Terms.................................................................  1
         1.4           Undefined Financial Accounting Terms.....................................................  3
         1.5           References...............................................................................  3
         1.6           Articles and Sections....................................................................  3
         1.7           Number and Gender........................................................................  3

ARTICLE II             GRANT OF SECURITY INTEREST...............................................................  4

ARTICLE III            REPRESENTATIONS AND WARRANTIES...........................................................  4
         3.1           Validity, Perfection and Priority........................................................  4
         3.2           No Liens; Other Financing Statements.....................................................  4
         3.3           Location of Debtor and Collateral........................................................  5
         3.4           Accounts.................................................................................  5
         3.5           Tradenames; Prior Names..................................................................  5

ARTICLE IV             COVENANTS................................................................................  5
         4.1           Further Assurances.......................................................................  5
         4.2           Change of Chief Executive Office.........................................................  6
         4.3           Change of Name or Corporate Structure....................................................  6
         4.4           Maintain Records and Accounts............................................................  6
         4.5           Right of Inspection......................................................................  6
         4.6           Possession of Collateral.................................................................  7
         4.7           Financing Statement Filings; Notifications...............................................  7

ARTICLE V              ACCOUNTS.................................................................................  7
         5.1           Debtor Remains Liable under Accounts.....................................................  7
         5.2           Collections on Accounts..................................................................  8

ARTICLE VI             POWER OF ATTORNEY........................................................................  8
         6.1           Appointment as Attorney-in-Fact..........................................................  8
         6.2           No Duty on the Part of Secured Party.....................................................  9

ARTICLE VII            REMEDIES; RIGHTS UPON DEFAULT............................................................ 10
         7.1           Rights and Remedies Generally............................................................ 10
         7.2           Proceeds................................................................................. 10
         7.3           Collection of Accounts................................................................... 10

         7.4           Disposition of Collateral................................................................ 10
         7.5           Debtor's Accounts........................................................................ 11
         7.6           Possession of Collateral................................................................. 11
         7.7           Disposition of the Collateral............................................................ 11
         7.8           Recourse................................................................................. 12
         7.9           Expenses; Attorneys' Fees................................................................ 12
         7.10          Application of Proceeds.................................................................. 12
         7.11          Limitation on Duties Regarding Preservation of Collateral................................ 13
         7.12          Waiver of Claims......................................................................... 13
         7.13          Discontinuance of Proceedings............................................................ 14

ARTICLE VIII           INDEMNITY................................................................................ 14
         8.1           INDEMNITY................................................................................ 14
         8.2           Indemnity Obligations Secured by Collateral; Survival.................................... 15

ARTICLE IX             MISCELLANEOUS............................................................................ 15
         9.1           No Waiver; Remedies Cumulative........................................................... 15
         9.2           Termination; Release..................................................................... 15
         9.3           Counterparts............................................................................. 16
         9.4           Marshalling.............................................................................. 16
         9.5           Severability............................................................................. 16
         9.6           Financing Statement Filing............................................................... 16
         9.7           Notices and Other Communications......................................................... 16
         9.8           Parties in Interest...................................................................... 16
         9.9           Amendments............................................................................... 16
         9.10          ENTIRE AGREEMENT......................................................................... 16
         9.11          GOVERNING LAW............................................................................ 17
         9.12          JURISDICTION AND VENUE................................................................... 17

                               SECURITY AGREEMENT


                  This SECURITY AGREEMENT (this "Agreement"), dated as of March 27, 1998, is by and between MIDDLE BAY OIL COMPANY, INC., an Alabama corporation and ENEX RESOURCES CORPORATION, a Delaware corporation (collectively, the "Debtor"), and COMPASS BANK, as Agent, for Bank of Oklahoma, National Association and other Lenders signatory to the Credit Agreement ("Secured Party").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms and conditions of the Credit Agreement dated March 27, 1998, by and among Debtor, et al., and the Secured Party (as amended, restated, or supplemented from time to time, the "Credit Agreement"), the Secured Party has agreed to extend credit to or for the benefit of Debtor; and

                  WHEREAS, pursuant to the Credit Agreement and as an inducement to the Secured Party to extend credit to or for the benefit of the Debtor pursuant to the Credit Agreement, Debtor has agreed to execute this Agreement in favor of the Secured Party;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Credit Agreement," "Debtor," and "Secured Party" shall have the meaning assigned to such term hereinabove.

                  1.2 Terms Defined in Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                  1.3 Additional Defined Terms. As used herein, each of the following terms shall have the following meanings:

                  "Accounts" shall mean all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including, without limitation, under any trade names, styles, or divisions thereto), whether arising from the sale or lease of goods or the rendition of services or any other transaction (including, without limitation, any such obligation which might be characterized as an account, general intangible, other than contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder, or chattel paper under the Uniform Commercial Code in effect in any jurisdiction), and all rights of Debtor in, to, and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all rights of Debtor to any goods the sale or lease of which gave rise to any of the foregoing (including, without limitation, returned or repossessed goods and rights of unpaid sellers), and all moneys due or to become due to Debtor under all contracts for the sale or lease of goods or the performance of services (whether or not earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Account Debtor" shall mean each Person obligated on an Account, Chattel Paper, or General Intangible.

                  "Account Records" shall mean (a) all original copies of all documents, instruments, or other writings evidencing the Accounts, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to the Accounts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems, and other papers and documents relating to the Accounts, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for or on behalf of Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements, or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgements, or other writings, including, without limitation, lien search reports, from filing or other registration offices, (d) all credit information, reports, and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Account.

                  "Chattel Paper" shall mean all chattel paper (as such term is defined in Section 9-105(a)(2) of the UCC) of the Debtor.

                  "Collateral" shall have the meaning assigned to it in Article II.

                  "Commodity Hedge Agreement" shall mean any agreement, device or arrangement entered into by one Person with another Person providing for payments which are related to fluctuations in the price of petroleum (or any fraction thereof), natural gas, or natural gas liquids (including, but not limited to, swaps, caps, collars, options, puts, calls, futures and forward contracts).

                  "General Intangibles" shall mean all general intangibles (as such term is defined in Section 9-106 of the UCC) of Debtor, including, without limitation, rights to the payment of money (other than Accounts), net profit interests, contracts, licenses, and franchises (excluding licenses and franchises which prohibit the assignment or grant of a security interest by Debtor), federal income tax refunds, trade names, distributions on certificated securities (as defined in ss.8-102(a)(1) of the UCC) and uncertificated securities (as defined in ss.8-102(a)(2) of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                  "Indemnitees" shall mean the Secured Party and its shareholders, officers, directors, employees, agents, attorneys-in-fact, and affiliates.

                  "Proceeds" shall mean proceeds (as such term is defined in Section 9-306(a) of the UCC).

                  "Secured Obligations" shall mean the Obligations.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

                 1.4 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall have the meanings assigned to such terms according to GAAP.

                 1.5 References. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, or provision of this Agreement. References in this Agreement to Articles, Sections, or Exhibits are to such Articles, Sections, or Exhibits of this Agreement unless otherwise specified.

                 1.6 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                 1.7 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration


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



shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

                  As security for the prompt and complete payment and performance in full of all Secured Obligations, Debtor hereby assigns and transfers for the purpose of security and pledges to the Secured Party and grants to the Secured Party a security interest in and continuing lien on all right, title, and interest of Debtor in, to, and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which is herein collectively called the "Collateral"):

                  (a)      all Accounts;

                  (b)      all Account Records;

                  (c)      all Chattel Paper;

                  (d)      all General Intangibles;

                  (e)      all Commodity Hedge Agreements; and

                  (f) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing, and all Proceeds and products of any or all of the foregoing.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Debtor hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

                 3.1 Validity, Perfection and Priority. The security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing security interests in the Collateral. Upon the filing of financing statements, naming Debtor as "debtor" and the Secured Party as "secured party" and describing the Collateral, in the filing offices set forth on Exhibit A, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Liens.

              3.2 No Liens; Other Financing Statements. (a) Except for the
Lien granted to the Secured Party hereunder and Permitted Liens, Debtor owns each item of the Collateral free and clear of any and all Liens, rights, or claims of all other Persons, and Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

                  (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements in favor of the Secured Party, (ii) financing statements for which proper termination statements have been delivered to the Secured Party for filing, and (iii) financing statements filed in connection with Permitted Liens.

              3.3 Location of Debtor and Collateral. The chief executive office of Debtor is located at 1221 Lamar, Suite 1020, Houston, Texas 77010. The primary copies of the Account Records are located at, and all Accounts and General Intangibles are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office.

              3.4 Accounts. (a) Each Account (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (A) with respect to refunds, returns, and allowances in the ordinary course of business, and (B) to the extent that such Account may not yet have been earned by performance), and (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local, or foreign.

                  (b) No Accounts which are evidenced by Chattel Paper require the consent of the Account Debtor in respect thereof in connection with their assignment hereunder.

              3.5 Tradenames; Prior Names. Debtor has not conducted business under any name other than its current name during the last five years.


                                   ARTICLE IV

                                    COVENANTS

                  Debtor covenants and agrees with the Secured Party that from and after the date of this Agreement:

              4.1 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney, and other documents, make such filings, give such notices, and take such further action as the Secured Party


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



may reasonably deem desirable in obtaining the full benefits of this Agreement and the rights, remedies, and powers herein granted, including, without limitation, the following:

                  (a) the filing of financing statements, in form acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby;

                  (b) the performance of all searches of public records deemed necessary by the Secured Party to establish and determine the priority of the security interests of the Secured Party or to determine the presence or priority of other secured parties; and

                  (c) the furnishing to the Secured Party from time to time of reports and schedules in connection with the Collateral as required pursuant to the Credit Agreement, all in reasonable detail and in form reasonably satisfactory to the Secured Party.

                 4.2 Change of Chief Executive Office. Debtor will not move its chief executive office except to such new location as Debtor may establish in accordance with the last sentence of this Section. The originals of all Account Records and General Intangibles will be kept at such chief executive office or at the locations referred to in Section 3.3, or at such new locations as Debtor may establish in accordance with the last sentence of this Section. All Accounts, Account Records, and General Intangibles of Debtor will be maintained at and controlled and directed (including, without limitation, for general accounting purposes) from the locations referred to in Section 3.3 or such new locations as the Debtor may establish in accordance with the last sentence of this Section. With respect to any new location, promptly upon the request of the Secured Party, Debtor shall take all such action as the Secured Party may request to maintain the security interest of the Secured Party in the Collateral granted hereby at all times fully perfected with the same or better priority and in full force and effect. Debtor shall not establish a new location for its chief executive office or such activities (or move any such activities from the locations referred to in Section 3.3) until it shall have given to the Secured Party not less than ten days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request.

                 4.3 Change of Name or Corporate Structure. Debtor shall not change its name or corporate structure or conduct business under any name other than its current name without giving notice thereof to the Secured Party within ten days thereafter, clearly describing such new name, or corporate structure or such new tradename and providing such other information in connection therewith as the Secured Party may reasonably request. With respect to such new name, corporate structure, or tradename, promptly upon the request of the Secured Party, Debtor shall take all such action as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral granted hereby at all times fully perfected with the same or better priority and in full force and effect.

                 4.4 Maintain Records and Accounts. Debtor will keep and maintain, or cause to be kept and maintained, at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and General Intangibles and records of all payments received and all credits granted on the Accounts, all merchandise returned, and all other dealings therewith.

                 4.5 Right of Inspection. The Secured Party shall upon reasonable notice to Debtor have full and free access during normal business hours of Debtor to all the books, correspondence, and records of Debtor; and the Secured Party and its representatives may examine the same, take extracts therefrom, and make photocopies thereof.

                 4.6 Possession of Collateral. The Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise the Collateral shall remain in Debtor's constructive possession and control at all times, at Debtor's risk of loss, and shall (except for sales permitted by Section 6.4 of the Credit Agreement) be kept at the locations represented in Section 3.3.

                 4.7 Financing Statement Filings; Notifications. Debtor recognizes that financing statements pertaining to the Collateral have been or will be filed with the offices of the Secretary of State for the States listed in Exhibit A hereto. Debtor will immediately notify the Secured Party of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) notify the Secured Party within a reasonable period of time in advance of any change to a jurisdiction other than as represented in Section 3.3 hereof, (i) in the location of Debtor's chief place of business, (ii) in the location of the office where Debtor keeps its records concerning the Accounts and the General Intangibles and the original of all the Accounts Records, or (iii) in the "location" of Debtor within the meaning of Section 9-103(c) of the UCC, and (b) immediately notify Secured Party of any change in Debtor's name. In any notice furnished pursuant to this Section, Debtor will expressly state that the notice is required by this Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party's security interest in the Collateral.


                                    ARTICLE V

                                    ACCOUNTS

                 5.1 Debtor Remains Liable under Accounts. Anything herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Secured Party), Debtor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Secured Party shall have no obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to such Account


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



pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance, or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 5.2 Collections on Accounts. Prior to the occurrence of an Event of Default, the Secured Party hereby authorizes Debtor to collect the Accounts. At any time following and during the continuance of any Event of Default, the Secured Party may curtail or terminate said authority at any time and itself, or by its agents, collect all Accounts, and any payments of Accounts collected by Debtor shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor. All Proceeds, while held by the Secured Party (or by Debtor in trust for the Secured Party) shall continue to be Collateral securing all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.


                                   ARTICLE VI

                                POWER OF ATTORNEY

                 6.1 Appointment as Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives the Secured Party the power and right, on behalf of Debtor, without notice to or assent by the Debtor, to do the following:

                  (a) in the case of any Account, at any time when the authority of Debtor to collect the Accounts has been curtailed or terminated pursuant hereto, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and be continuing, in the name of Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under, or with respect to, any Collateral; in the name of Debtor or otherwise to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; to ask or demand for, collect, receive payment of, and receipt for, any and all moneys, claims, and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                  (b) at any time when an Event of Default shall have occurred and be continuing, to prepare, sign, and file financing statements and amendments thereto in the name of Debtor;

                  (c) at any time when an Event of Default shall have occurred and be continuing, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

                  (d) upon the occurrence and during the continuance of any Event of Default, (i) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtor, assignments, verifications, notices, and other documents in connection with any of the Collateral, (ii) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral, (iii) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (iv) to settle, compromise, or adjust any suit, action, or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate, and (v) gen erally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the option of the Secured Party and the expense of Debtor, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, or realize upon the Collateral and the Liens of the Secured Party thereon and to effect the intent of this Agreement, all as fully and effectively as Debtor might do; and

                  (e) at any time when an Event of Default shall have occurred and be continuing, to execute, in connection with any foreclosure, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

                  Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irre vocable so long as any Obligation remains outstanding or any Commitment exists. Debtor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Secured Party shall be acting in its own interest and shall have no fiduciary duties to the Debtor, and Debtor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                  6.2 No Duty on the Part of Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral


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



and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and, except for its own gross negligence, neither it nor any of its officers, directors, employees, or agents shall be responsible to the Debtor for any act or failure to act hereunder.


                                   ARTICLE VII

                          REMEDIES; RIGHTS UPON DEFAULT

                 7.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, all rights set forth in this Agreement and the other Loan Documents. No enumeration of rights in this Section or elsewhere in this Agreement or in any other Loan Document or other agreement shall be deemed to in any way limit the rights of the Secured Party as described in this Section.

                 7.2 Proceeds. If an Event of Default shall occur and be continuing, in addition to the rights of the Secured Party specified with respect to the payment of Accounts, (a) all Proceeds received by Debtor consisting of cash, checks, and other near-cash items shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor, and shall forthwith upon receipt by Debtor, be turned over to the Secured Party, in the same form received by Debtor (appropriately indorsed or assigned by the Debtor to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party), and (b) any and all such Proceeds received by the Secured Party (whether from Debtor or otherwise), or any part thereof, shall be applied by the Secured Party as provided in Section 7.10 hereof.

                 7.3 Collection of Accounts. If an Event of Default shall occur and be continuing:

                  (a) the Secured Party may instruct the obligor or obligors on any obligation owing or purporting to be owed to Debtor constituting the Collateral (including, without limitation, the Accounts) to make any payment required by the terms of such obligation directly to the Secured Party;

                  (b) the Secured Party shall have the right from time to time to modify (including, without limitation, to extend the time for payment or arrange for payment in installments) or waive rights under any such obligation and to compromise or settle counterclaims or setoffs with the obligor under any such obligation; and

                  (c) any and all of such proceeds of such collections paid to the Secured Party, or any part thereof, (after deduction of the Secured Party's expenses of collection, including, without limitation, reasonable attorneys' fees and


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



         disbursements), shall be applied by the Secured Party as provided in
         Section 7.10 hereof.

              7.4 Disposition of Collateral. If an Event of Default shall occur and be continuing:

                  (a) the Secured Party may direct Debtor to sell, assign, or otherwise liquidate or dispose of all or from time to time any portion of the Collateral, and Debtor shall do so, and the Secured Party may take possession of the Proceeds of such Collateral. The Secured Party may direct Debtor to direct that all Proceeds of such Collateral be paid directly to the Secured Party or may permit the Proceeds of such Collateral to be paid to Debtor and all such Proceeds consisting of cash, checks, or near-cash items shall be held by Debtor in trust for the Secured Party, segregated from other funds of Debtor in a separate deposit account containing only Proceeds and shall forthwith upon receipt by Debtor, be turned over to the Secured Party, in the same form received by Debtor (appropriately indorsed or assigned by Debtor to the order of the Secured Party or in such other manner as shall be satisfactory to the Secured Party); and

                  (b) any and all such Proceeds received by the Secured Party (whether from Debtor or otherwise), shall be applied by the Secured Party as provided in Section 7.10 hereof.

              7.5 Debtor's Accounts. If an Event of Default shall occur and be continuing, the Secured Party may liquidate any securities held in any accounts of Debtor and apply the pro ceeds thereof and any other amounts held in any accounts of Debtor as provided in Section 7.10 hereof.

              7.6 Possession of Collateral. If an Event of Default shall occur and be continuing, (a) the Secured Party may, personally or by agents or attorneys, immediately retake possession of the Collateral (including the originals of all or any Accounts and Account Records) or any part thereof, from Debtor or any other Person which then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon Debtor's premises where any of the Collateral is located and remove the same and may make reasonable use in connection with such removal of any and all services, supplies, aids, and other facilities of Debtor, and (b) upon three days' notice to Debtor, Debtor shall, at its own expense, assemble the Collateral, including, without limitation, the originals of all Account Records (or from time to time any portion thereof) and make it available to the Secured Party by delivery to the Secured Party at any location designated by the Secured Party which is reasonably convenient to both parties, whether at the premises of Debtor or the Secured Party or elsewhere. Debtor shall, at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Secured Party and while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain the Collateral in good condition. Debtor's obligation to so assemble and deliver the Collateral is of the essence of this Agreement and, accordingly, upon application to a


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court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Debtor of such obligation.

                 7.7 Disposition of the Collateral. If an Event of Default shall occur and be continuing, the Secured Party may sell, assign, lease, give an option or options to purchase, or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and, to the extent permitted by applicable law, without the necessity of gathering at the place of sale the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Secured Party at any location of any third party conducting or otherwise involved in such sale or any office of the Secured Party or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as may be commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Any of the Collateral may be sold, leased, assigned, or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which may be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding shall be made upon not less than ten days' written notice to Debtor specifying the time after which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than ten days' written notice to Debtor (which Debtor agrees to be commercially reasonable) specifying the time and place of such sale and, in the absence of applicable requirements of law to the contrary, shall be by public auction (which may, at the option or the Secured Party, be subject to reserve), after publication of commercially reasonable notice of such auction. To the extent permitted by applicable law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to Debtor (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Secured Obligations and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such Secured Obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. Notwithstanding the foregoing, if the Collateral or any portion thereof is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market only such notice as shall be reasonably practicable shall be required.

                 7.8 Recourse. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. Debtor shall also be liable for all reasonable expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

                 7.9 Expenses; Attorneys' Fees. Debtor shall reimburse the Secured Party for all its reasonable expenses in connection with the exercise of its rights and remedies hereunder,


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



including, without limitation, reasonable attorneys' fees and legal expenses incurred by the Secured Party.

                 7.10 Application of Proceeds. The proceeds of any disposition of Collateral shall be applied as follows:

                  (a) to the payment of any and all reasonable expenses and fees (including attorneys' fees and disbursements) incurred by the Secured Party in connection with the exercise of its rights and remedies hereunder, including, without limitation, reasonable expenses and fees in connection with obtaining, taking possession of, removing, holding, insuring, repairing, preparing for sale or lease, storing and disposing of Collateral;

                  (b) to the satisfaction of the Secured Obligations in such order as the Secured Party may elect; and

                  (c) after the indefeasible payment in full in cash of all Secured Obligations, to Debtor or to whomever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct.

                 7.11 Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. The Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Collateral. Except for matters constituting gross negligence, neither the Secured Party nor any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

                 7.12 Waiver of Claims. Except as otherwise provided in this Agreement, Debtor hereby waives, to the extent permitted by applicable law, notice of and judicial hearing in connection with the Secured Party's taking possession or the Secured Party's disposition of any of the Collateral in accordance herewith, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Debtor would otherwise have under the constitution or any statute of the United States or any state, and Debtor hereby further waives, to the extent permitted by law:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence of the Secured Party;

                  (b) all other requirements as to the time, place, and terms of sale or other requirements with respect to the enforcement of the rights of the Secured Party hereunder;


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



                  (c) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, advertisement, or notice of any kind to or upon Debtor or any other Person, except as may be required by the Credit Agreement; and

                  (d) all rights of redemption, appraisement, valuation, diligence, stay, extension, or moratorium now or hereafter in force under any applicable law in order to stay or delay the enforcement of this Agreement, including the absolute sale of the Collateral or any portion thereof, and Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

                 7.13 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power, or remedy under this Agreement by foreclosure, sale, entry, or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, Debtor and the Secured Party shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies, and powers of the Secured Party shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

                 8.1 INDEMNITY. (A) DEBTOR AGREES TO INDEMNIFY, REIMBURSE, AND HOLD THE INDEMNITEES HARMLESS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) (FOR THE PURPOSES OF THIS SECTION ALL OF THE FOREGOING ARE COLLECTIVELY CALLED "EXPENSES") OF WHATSOEVER KIND OR NATURE WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY ANY OF SUCH INDEMNITEES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR IN ANY OTHER WAY CONNECTED WITH THE ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY OF THE TERMS OF OR THE PRESERVATION OF ANY RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF ANY INDEMNITEE; PROVIDED THAT NO SUCH INDEMNITEE SHALL BE INDEMNIFIED PURSUANT TO THIS SECTION FOR EXPENSES TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OF SUCH INDEMNITEE.

                     (b) Debtor agrees that upon written notice by any such Indemnitee of any assertion that could give rise to an Expense, Debtor shall assume full responsibility for the defense thereof. Without limiting the application of part (a) of this Section, Debtor agrees to pay or reimburse such Indemnitee on demand for any and all reasonable fees, costs, and expenses of whatever kind or nature incurred in connection with the creation, preservation, or protection of the Secured Party's Liens on, and security interests in, the Collateral, including, without limita tion, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment, or discharge of any taxes or Liens or security interests upon or in respect of the Collateral, premiums for insurance with respect to the Collateral, all reason able expenses incurred in the custody, preservation, use, or operation of the Collateral when Collateral is in the Secured Party's possession, and all other reasonable fees, costs, and expenses in connection with protecting, maintaining, or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits, or proceedings arising out of or relating to the Collateral.

                  (c) Without limiting the application of parts (a) or (b) of this Section, Debtor agrees to pay, indemnify, and hold each Indemnitee harmless from and against any Expenses which such Indemnitee may suffer, expend, or incur in consequence of or growing out of any misrepresentation by any Debtor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                  (d) If and to the extent that the obligations of Debtor under this Section are unenforceable for any reason, Debtor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

              8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Debtor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and the termination of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

              9.1 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power, or privilege hereunder and no course of dealing between any Debtor and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative, may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient, and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circum stances without notice or demand.

                 9.2 Termination; Release. When the Secured Obligations have been indefeasibly paid and performed in full and the Commitment has terminated, this Agreement shall terminate, and the Secured Party, at the request and sole expense of Debtor, will execute and deliver to Debtor the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer, and deliver to Debtor, without recourse, representation, or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied, or released.

                 9.3 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 9.4 Marshalling. The Secured Party shall not be under any obligation to marshall any assets in favor of Debtor or any other Person or against or in payment of any or all of the Secured Obligations.

                 9.5 Severability. In case any provision in or obligation under this Agreement or the Secured Obligations shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 9.6 Financing Statement Filing. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law.

                 9.7 Notices and Other Communications. Except as to oral notices expressly authorized herein, all notices, requests, and communications under this Agreement shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, or communication shall be deemed to have been duly given or made when provided in accordance with the terms of the Credit Agreement.

                 9.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of Debtor, the Secured Party, and their respective legal representatives, successors, and assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Secured Party at any time if the Secured Party in its sole discretion deems it advisable to do so.

                 9.9 Amendments. Neither this Agreement nor any provision hereof may be amended, supplemented, modified, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, supplement, modification, discharge, or termination is sought.

                 9.10 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS).

                 9.12 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCU MENT TO WHICH ANY DEBTOR IS A PARTY MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE SECURED PARTY, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. DEBTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE SECURED PARTY IN ACCORDANCE WITH THIS SECTION.

                 IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                    DEBTOR:

                                    MIDDLE BAY OIL COMPANY, INC.



                                    By: /s/ Stephen W. Herod
                                       ---------------------------------------
                                        Stephen W. Herod
                                        Vice President

                                    ENEX RESOURCES CORPORATION



                                    By: /s/ Stephen W. Herod
                                       ---------------------------------------
                                        Stephen W. Herod
                                        Vice President



                                    SECURED PARTY:

                                    COMPASS BANK, AS AGENT


                                    By: /s/ Dorothy Marchand Wilson
                                       ---------------------------------------
                                        Dorothy Marchand Wilson
                                        Senior Vice President

                                    EXHIBIT A


Section 3.1:      FILING LOCATIONS

                  Secretary of State of Texas.

--------------------------------------------------------------------------------



                               SECURITY AGREEMENT
                                 (Stock Pledge)


                                       BY


                          MIDDLE BAY OIL COMPANY, INC.


                                   IN FAVOR OF


                             COMPASS BANK, AS AGENT




                                 March 27, 1998


--------------------------------------------------------------------------------


                 CREDIT FACILITY TO MIDDLE BAY OIL COMPANY, INC.
                         AND ENEX RESOURCES CORPORATION


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE 1      DEFINITIONS AND INTERPRETATION

      1.1      Terms Defined Above...............................................................................  1
      1.2      Terms Defined in Credit Agreement.................................................................  1
      1.3      Additional Defined Terms..........................................................................  2
      1.4      Undefined Financial Accounting Terms..............................................................  2
      1.5      Terms Defined in Texas Business and Commerce Code.................................................  2
      1.6      References........................................................................................  2
      1.7      Articles and Sections.............................................................................  2
      1.8      Number and Gender.................................................................................  2

ARTICLE 2      SECURITY INTEREST

      2.1      Grant of Security Interest in Collateral..........................................................  3
      2.2      Delivery of Collateral............................................................................  3
      2.3      Power of Attorney.................................................................................  3

ARTICLE 3      REPRESENTATIONS AND WARRANTIES

      3.1      Status of Collateral..............................................................................  4
      3.2      No Material Misstatements.........................................................................  4
      3.3      Ownership and Liens...............................................................................  5

ARTICLE 4      COVENANTS AND AGREEMENTS
      4.1      Payment of Assessments and Charges................................................................  5
      4.2      Delivery of Collateral............................................................................  5
      4.3      Further Assurances................................................................................  5
      4.4      Prohibited Liens and Filings......................................................................  5

ARTICLE 5      RIGHTS AND REMEDIES
      5.1      Remedies Upon Default.............................................................................  6
      5.2      Voting Rights, Dividends, Etc. Prior to Default...................................................  6
      5.3      Voting Rights, Dividends, Etc. After Default......................................................  7
      5.4      Proceeds..........................................................................................  8
      5.5      Lender Duties.....................................................................................  8
      5.6      The Lender's Actions..............................................................................  8

ARTICLE 6      MISCELLANEOUS
      6.1      Transfer of Obligations and Collateral............................................................  8
      6.2      Cumulative Security...............................................................................  9

      6.3      Continuing Agreement..............................................................................  9
      6.4      Cumulative Rights.................................................................................  9
      6.5      Exercise of Rights................................................................................  9
      6.6      Remedy and Waiver.................................................................................  9
      6.7      Non-Judicial Remedies.............................................................................  9
      6.8      Preservation of Liability......................................................................... 10
      6.9      Notices and Other Communications.................................................................. 10
      6.10     Parties in Interest............................................................................... 10
      6.11     Amendment and Waiver.............................................................................. 11
      6.12     Invalidity........................................................................................ 11
      6.13     Governing Law..................................................................................... 11
      6.14     Jurisdiction and Venue............................................................................ 11
      6.15     Waiver of Rights to Jury Trial.................................................................... 11
      6.16     Entire Agreement.................................................................................. 11
      6.17     Counterparts...................................................................................... 12

                               SECURITY AGREEMENT
                                 (Stock Pledge)


                THIS SECURITY AGREEMENT (Stock Pledge) (this "Security Agreement") dated as of March 27, 1998, is entered into by and between MIDDLE BAY OIL COMPANY, INC. (the "Pledgor"), and COMPASS BANK, a Texas state chartered banking institution (the "Agent"), as Agent for itself and Bank of Oklahoma, National Association and the Lenders signatory to the Credit Agreement (the "Lenders").


                              W I T N E S S E T H :

                WHEREAS, pursuant to the terms and conditions of the Credit Agreement dated March 27, 1998, executed in connection with a revolving loan extended to Middle Bay Oil Company, Inc. and Enex Resources Corporation by Agent and the Lenders, (as such agreement may be amended, restated, or supplemented from time to time, the "Credit Agreement"), the Lenders have agreed to extend credit to or for the benefit of the Pledgor;

                WHEREAS, the Pledgor is the owner of the shares of issued and outstanding common stock described in Schedule I hereof (the "Securities"); and

                WHEREAS, pursuant to the terms of the Credit Agreement, and as an inducement to the Lenders to extend credit to or for the benefit of the Pledgor pursuant to the Credit Agreement the Pledgor has agreed to execute this Security Agreement in favor of the Agent for the benefit of the Lenders;

                NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATION

                1.1 Terms Defined Above. As used in this Security Agreement, the terms "Agent", "Lenders," "Credit Agreement," "Pledgor," "Security Agreement," and "Securities" will have the meanings indicated above.

                1.2 Terms Defined in Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                1.3 Additional Defined Terms. As used in this Security Agreement, the following terms will have the meanings indicated:

                (a) "Collateral" will mean the Securities and all certificates or agreements representing or granting rights in the Securities; all dividends, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Securities, including, without limitation, all additional shares of stock of the entities listed on Schedule I from time to time acquired by the Pledgor by way of stock dividend or stock split; the certificates representing such additional shares; all dividends, cash, instruments or other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and all proceeds of any of the foregoing in this definition.

                (b) "Event of Default" shall mean any Event of Default, as defined in the Credit Agreement, or the failure of the Pledgor to comply with Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

                1.4 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Security Agreement shall have the meanings assigned to such terms according to GAAP.

                1.5 Terms Defined in Texas Business and Commerce Code. Any term used herein that is defined in the Texas Business and Commerce Code shall have the meaning assigned to such term therein, unless the context otherwise requires or such term is otherwise defined herein.

                1.6 References. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular Article, Section, or provision of this Security Agreement. References in this Security Agreement to Article or Section numbers are to such Articles or Sections of this Security Agreement unless otherwise specified.

                1.7 Articles and Sections. This Security Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                1.8 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                   ARTICLE 2.

                                SECURITY INTEREST

                2.1 Grant of Security Interest in Collateral. The Pledgor, for value received, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to extend credit to or for the benefit of the Pledgor, hereby pledges to the Lender, and its successors and assigns, and hereby grants to the Lender, and its successors and assigns, a first lien on and a security interest in the stock described on Schedule I ("Collateral") to secure the Obligations.

                2.2 Delivery of Collateral. All certificates or instruments representing or evidencing the Securities shall be delivered to and held by the Lender for the sole purpose of possession of the Collateral or any portion thereof pursuant to this Security Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall at all times have actual possession of the Securities and shall be deemed to have possession of any of the Collateral in transit to it or set apart for it.

                2.3 Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Lender and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the discretion of the Lender, for the purpose of carrying out the terms of this Security Agreement, and without notice to the Pledgor, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, the following:

                (a) to transfer to or register any or all of the Collateral in the name of the Lender or any of its nominees;

                (b) to exchange the certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations;

                (c) upon the occurrence and during the continuance of any Event of Default, (i) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collat eral or any part thereof and to enforce any other right in respect of any Collateral, (iii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral, (iv) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate, and

                        (v) to complete any blanks contained in any instruments of transfer or assignment appended to or delivered with the certificates representing the Securities; and

                (d) to exchange any of the Collateral for other Property upon reorganization, recapitalization or other readjustment of any of the issuers of the Securities and in connection therewith to deposit any of the Collateral with any committee or depository upon such terms as the Lender may determine; and, subsequent to any Event of Default, to exercise, at the option of the Lender, voting rights as to any of the Collateral;

all without notice and without liability except to account for Property actually received by the Lender.

                The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done within the scope of the power of attorney granted hereunder. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any Obligation remains outstanding or any Commitment exists. The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to the Pledgor for any act or failure to act, except for gross negligence.


                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

                To induce the Lender to enter into the Credit Agreement and to make Loans to or for the benefit of the Pledgor, the Pledgor represents and warrants to the Lender (which representations and warranties shall survive the delivery of this Security Agreement and the other Loan Documents) that:

                3.1 Status of Collateral. All signatures on the certificates evidencing the Securities are genuine or authorized; the transfer of the Securities by the Pledgor to the Lender are effective; and the Pledgor knows of no fact that might impair the validity of the Securities. The Securities (a) have been duly authorized, validly issued, drawn, made, and/or accepted, (b) are genuine, validly outstanding, fully paid, and nonassessable, (c) were not issued in violation of the preemptive rights of any Person or any agreement by which the Pledgor or any issuer of such Collateral is bound, and (d) have not been materially altered.

                3.2 No Material Misstatements. No information, exhibit, or report furnished by the Pledgor to the Lender in connection with the negotiation of this Security Agreement contained or contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                3.3 Ownership and Liens. Except for the security interest in favor of the Lender, the Pledgor owns (and at the time of transfer or delivery of the Collateral to the Lender owned or will own) good and indefeasible title to the Collateral free and clear of any other security interests, liens, adverse claims, or options; the Pledgor has (and at the time of transfer or delivery of the Collateral to the Lender had or will have) full right, power, and authority to convey, assign, transfer, and deliver the Collateral to the Lender and to grant a security interest in the Collateral to the Lender in the manner provided herein.


                                   ARTICLE 4.

                            COVENANTS AND AGREEMENTS

                Unless agreed in writing by the Lender to the contrary, the Pledgor agrees, so long as any Obligation remains outstanding or unpaid or any Commitment exists:

                4.1 Payment of Assessments and Charges. To pay all taxes, charges, liens and assessments against the Collateral; and upon the failure of the Pledgor to do so, the Lender at its option may, but will not be obligated to, pay any of them.

                4.2 Delivery of Collateral. That any and all (a) dividends paid or payable other than in cash and all instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any Collateral, (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (c) cash paid, payable or otherwise distributed in respect of principal of, in redemption of or in exchange for any Collateral, shall be forthwith delivered to the Lender to hold as Collateral for the benefit of the Lender and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

                4.3 Further Assurances. To promptly cure any defects in the execution and delivery of this Security Agreement and execute, acknowledge, and deliver such other assurances and instruments and take such other action as shall, in the opinion of the Lender, be necessary to fulfill the terms of this Security Agreement and to confirm, perfect, and preserve the security interest created and intended to be created hereby and to vest more completely in and assure to the Lender its rights under this Security Agreement.

                4.4 Prohibited Liens and Filings. That it will not pledge, mortgage, or otherwise encumber, create, or suffer a security interest to exist in any of the Collateral (other than in favor of the Lender) or sell, assign, or otherwise transfer any of the Collateral to anyone other than the

Lender or file or permit to be filed any financing statement or other security instrument with respect to the Collateral other than in favor of the Lender.


                                   ARTICLE 5.

                               RIGHTS AND REMEDIES

                5.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Lender may, at its option, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, all of which are hereby expressly waived by the Pledgor, and may exercise any and all other remedies provided by law or pursuant to the Loan Documents.

                (a) If all or any part of the Obligations shall become due and payable, the Lender may then, or at any time thereafter, apply, set-off, collect, sell in one or more sales, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Lender may elect. Any such sale may be made either at public or private sale at the place of business of the Lender, any brokers' board or securities exchange or elsewhere, either for cash or upon credit or for future delivery, at such price as the Lender may deem fair. The Lender may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. No such purchase or holding by the Lender shall be deemed a retention by the Lender in satisfaction of the Obligations. All demands, notices, and advertisements, and the presentment of property at sale are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Uniform Commercial Code or other law requires the Lender to give reasonable notice of any such sale or disposition or other action, ten days' prior written notice shall constitute reasonable notice. The Lender may require the Pledgor to assemble the Collateral and make it available to the Lender at a place designated by the Lender that is reasonably convenient to the Lender and the Pledgor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Lender.

                (b) In connection with the sale of Collateral which is stock or other investment securities, the Lender must limit prospective purchasers to the extent deemed necessary or advisable by the Lender to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws. No sale so made in good faith by the Lender shall be deemed not to be "commercially reasonable" because so made; provided, however, that nothing in this Security Agreement shall be deemed to impose any obligation whatsoever to file a registration statement under the Act or any state securities law with respect to any sale of Collateral by the Lender.

                5.2 Voting Rights, Dividends, Etc. Prior to Default. So long as no Event of Default shall have occurred and be continuing:

                (a) the Pledgor will be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement;

                (b) subject to the further provisions of this Security Agreement, the Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided, however, that any and all

                        (1) dividends paid or payable other than in cash and all instruments and other Property received, receivable, or otherwise distributed in respect of or in exchange for any Collateral,

                        (2) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

                        (3) cash paid, payable or otherwise distributed in respect of principal of, in redemption of or in exchange for any Collateral,

shall be forthwith delivered to the Lender to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement); and

                (c) the Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may rea sonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a) above and to receive the dividends which it is authorized to receive and retain.

                5.3 Voting Rights, Dividends, Etc. After Default. Upon the occurrence and during the continuance of an Event of Default:

                (a) at the option of the Lender with notice to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.2(a) above and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 5.2(b) above shall cease and shall thereupon become vested in the Lender, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends; and

                (b) all dividends which are received by the Pledgor contrary to the provisions of Section 5.3(a) above shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

                5.4 Proceeds. Prior to all or any part of the Obligations becoming due and payable as specified in Section 5.1, all cash sums or other property received by the Lender on account of the Collateral shall be held as Collateral. After all or any part of the Obligations shall become due and payable as specified in Section 5.1, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by the Lender from or on account of the Collateral shall be applied by the Lender in the manner set forth in ss.9.504 of the UCC.

                5.5 Lender Duties. The Lender shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties. The Lender shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall the Lender be under any duty to take any action whatsoever with regard thereto. The Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. The Lender shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority, or enforceability of, or the rights of the Lender in or to, any of the Collateral.

                5.6 The Lender's Actions. The Pledgor waives any right to require the Lender to proceed against any Person, exhaust any collateral or pursue any other remedy in the power of the Lender; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal, or extension for any period of any Obligations; and waives any defense arising by reason of any disability or other defense of any guarantor or other Person primarily or secondarily liable with respect to all or any portion of the Obligations ("Other Liable Party"), or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. All dealings between the Pledgor and the Lender shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all Obligations shall have been paid and/or performed in full and the Commitment shall have terminated, the Pledgor (a) shall have no right to subrogation, (b) waives any right to enforce any remedy that the Lender now has or may hereafter have against any Other Liable Party, and (c) except as otherwise expressly provided in this Security Agreement, waives any benefit of and right to participate in any collateral or security whatsoever now or hereafter held by the Lender.

                                   ARTICLE 6.

                                  MISCELLANEOUS

                6.1 Transfer of Obligations and Collateral. Subject to the terms of the Credit Agreement, the Pledgor hereby agrees that the Lender may transfer any or all of the Obligations. Upon any such transfer, the Lender may transfer its rights in the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers, and remedies of the Lender hereunder with respect to Collateral so transferred. With respect to any Collateral not so transferred, the Lender shall retain all rights, powers, and remedies hereby given. The Lender may at any time deliver any or all of the Collateral to the Pledgor, whose receipt shall be a complete and full acquittance for the Collateral so delivered, and the Lender shall thereafter be discharged from any liability therefor.

                6.2 Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations. No security taken hereafter as security for payment of all or any portion of the Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

                6.3 Continuing Agreement. This is a continuing agreement and the conveyance hereunder shall remain in full force and effect and all the rights, powers, and remedies of the Lender hereunder shall continue to exist until the Obligations shall be paid in full as the same become due and payable, the Commitment has terminated, and the Lender, upon request of the Pledgor, has executed a written termination statement, reassigned to the Pledgor, without recourse, the Collateral and all rights and liens conveyed hereby and returned possession of the Collateral to the Pledgor. Furthermore, it is contemplated by the parties hereto that there may be times when no Obligations shall be owing. Notwithstanding such occurrences, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Obligations provided that the Lender has not executed a written termination statement and returned possession of the Collateral to the Pledgor. Otherwise, this Security Agreement shall continue irrespective of the fact that the liability of the Pledgor or any Other Liable Party may have ceased and notwithstanding the death or incapacity of the Pledgor or any Other Liable Party or any other event or proceeding affecting the Pledgor and/or any Other Liable Party.

                6.4 Cumulative Rights. The rights, powers, and remedies of the Lender hereunder shall be in addition to all rights, powers, and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers, and remedies provided herein shall not be construed as a waiver of any other rights, powers, and remedies. The Lender shall have the rights, powers, and remedies of a secured party under the Texas Business and Commerce Code, as amended.

                6.5 Exercise of Rights. Time shall be of the essence for the performance of any act under this Security Agreement by the Pledgor, but neither the Lender's acceptance of partial or delinquent payments nor any forbearance, failure, or delay by the Lender in exercising any right, power or remedy shall be deemed a waiver of any obligation of the Pledgor or any Other Liable Party or of any right, power, or remedy of the Lender or preclude any other or further exercise thereof; and no single or partial exercise of any right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

                6.6 Remedy and Waiver. The Lender may remedy or waive any default hereunder without waiving the default remedied or waiving any prior or subsequent default.

                6.7 Non-Judicial Remedies. The Lender may enforce its rights hereunder without prior judicial process or judicial hearing. The Pledgor expressly waives, renounces, and knowingly relinquishes any and all legal rights which might otherwise require the Lender to enforce its rights by judicial process. In so providing for non-judicial remedies, the Pledgor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargain at arm's length. Nothing herein is intended to prevent the Lender or the Pledgor from resorting to judicial process at such party's option.

                6.8 Preservation of Liability. Neither this Security Agreement nor the exercise by the Lender of (or the failure to so exercise) any right, power, or remedy conferred herein or by law shall be construed as relieving the Pledgor or any Other Liable Party from full liability thereon and for any deficiency thereon.

                6.9 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                (a)      if to the Lender, to:

                         Compass Bank, Agent
                         24 Greenway Plaza, 14th Floor
                         Houston, Texas 77046
                         Attention:  Energy Lending Group
                         Telecopy:  (713) 968-8292

                (b)      if to the Pledgor, to:

                         Middle Bay Oil Company, Inc.
                         1221 Lamar, Suite 1020
                         Houston, Texas 77010
                         Attention: Stephen W. Herod
                         Telecopy: (713) 650-0352

                Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

                6.10 Parties in Interest. All covenants and agreements herein contained by or on behalf of the Pledgor or the Lender shall be binding upon and inure to the benefit of the Pledgor or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

                6.11 Amendment and Waiver. This Security Agreement may not be amended nor may any of its terms be waived except in writing duly signed by the party against whom enforcement of the amendment or waiver is sought.

                6.12 Invalidity. If any provision of this Security Agreement is rendered or declared illegal, invalid, or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision that has become final, the Pledgor and the Lender shall promptly meet and negotiate substitute provisions for those rendered illegal, invalid, or unenforceable, but all of the remaining provisions shall remain in full force and effect.

                6.13 Governing Law. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW, PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY.

                6.14 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE PLEDGOR IS A PARTY MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE PLEDGOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

                6.15 Waiver of Rights to Jury Trial. THE PLEDGOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT.

                6.16 Entire Agreement. THIS SECURITY AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS SECURITY AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                6.17 Counterparts. For the convenience of the parties, this Security Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute one and the same Security Agreement.

                IN WITNESS WHEREOF, this Security Agreement is executed as of the date first above written.

                                    PLEDGOR:

                                    MIDDLE BAY OIL COMPANY, INC.




                                    By: /s/ Stephen W. Herod
                                       ----------------------------------------
                                        Stephen W. Herod
                                        Vice President


                                    AGENT:

                                    COMPASS BANK




                                    By: /s/ Dorothy Marchand Wilson
                                       ----------------------------------------
                                        Dorothy Marchand Wilson
                                        Senior Vice President

                                   SCHEDULE I


                                                      Stock                                   Number
                                 Class of           Certificate               Par               of
Issuer                            Stock                 No.                  Value            Shares
------                           --------           -----------              -----            ------
Enex Resources                    Common                                     $ .05           1,064,432
Corporation





                                       I-i